As Filed Pursuant to Rule 424(b)(5)

Registration No. 333-238067

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 20, 2020)

348,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 325,500 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to certain accredited investors 348,000 shares of our common stock, at a purchase price of $9.000 per share, and pre-funded warrants to purchase 325,500 shares of common stock, which we refer to as the Pre-Funded Warrants, at a purchase price of $8.999 per warrant. The shares of common stock and Pre-Funded Warrants will be issued separately.

The purchase price of each Pre-Funded Warrant equals the price per share at which shares of common stock are being sold in this offering, minus $0.001 multiplied by the number of shares subject to the Pre-Funded Warrant, and the exercise price of each Pre-Funded Warrant equals $0.001 per share. The Pre-Funded Warrants are exercisable at any time, provided that each Pre-Funded Warrant holder will be prohibited from exercising such Pre-Funded Warrants into shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding, which percentage may change at the holders’ election to any other number less than or equal to 9.99% upon notice to us in respect of any increase. We do not intend to list the Pre-Funded Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The shares of common stock and Pre-Funded Warrants are being sold to accredited investors pursuant to a purchase agreement dated June 1, 2020, as amended and restated as of June 2, 2020.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Pre-Funded Warrants.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement and accompanying prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of May 29, 2020, the aggregate market value of our common stock held by non-affiliates, or the public float, was $30,447,888, which was calculated based on 1,585,002 shares of our outstanding common stock held by non-affiliates as of the date of May 29, 2020 at a price of $19.21 per share, which was the closing price of our common stock on the Nasdaq Capital Market, or the Exchange, on May 28, 2020. As of the date hereof, we have sold 138,514 shares of our common stock for aggregate gross proceeds of approximately $0.8 million, pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Our common stock is listed on the Exchange under the symbol “ABIO.” On June 2, 2020, the last reported sale price of our common stock was $9.09 per share.

	Per Share	Per Pre-Funded Warrant Share	Total
Public offering price	$9.000	$8.999	$6,061,175
Placement agent commission (1)	$0.720	$0.720	$484,894
Proceeds, before expenses, to us	$8.280	$8.279	$5,576,281

(1)

We have retained JonesTrading Institutional Services LLC, or placement agent, to act as our exclusive placement agent, in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. In addition to an 8% commission, we have also agreed to reimburse the placement agent for certain of its expenses. See “Plan of Distribution” beginning on page S-45 of this prospectus supplement for more information regarding these arrangements..

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-9 of this prospectus supplement and under similar headings in the accompanying prospectus and other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We anticipate the delivery of the shares of common stock and the Pre-Funded Warrants will take place on or about June 3, 2020, subject to the satisfaction of certain closing conditions.

The date of this prospectus supplement is June 1, 2020.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Unless otherwise stated, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and JonesTrading Institutional Services LLC, or JonesTrading, has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and JonesTrading take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

Other than in the United States, no action has been taken by us or JonesTrading that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and accompanying prospectus, including the information incorporated by reference in this prospectus supplement and accompanying prospectus, and the information included in any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-9 and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

The terms “ARCA,” “the Company,” “we,” “us,” “our” and similar terms refer to ARCA biopharma, Inc.

Overview

We are a clinical-stage biopharmaceutical company applying a precision medicine approach to the development and commercialization of genetically targeted therapies for cardiovascular diseases. Precision medicine refers to the tailoring of medical treatment to the individual characteristics of patients, using genomic, non-genomic biomarker and other information that extends beyond routine diagnostic categorization. We believe that when implemented correctly precision medicine can enhance therapeutic response, improve patient outcomes, and reduce healthcare costs.

Our lead product candidates are AB201 (rNAPc2) as a potential treatment for diseases caused by ribonucleic acid, or RNA, viruses, initially focusing on COVID-19, the disease syndrome caused by SARS-CoV-2 virus, and Gencaro™ (bucindolol hydrochloride) for the treatment of atrial fibrillation, or AF, in patients with chronic heart failure, or HF.

AB201 (rNAPc2) for COVID-19 associated coagulopathy

AB201, also known as Recombinant Nematode Anticoagulant Protein c2, or rNAPc2, is a protein therapeutic we plan to put into late stage clinical development for the treatment of severe COVID-19 disease. Based on its unique mechanism of action, its development history and the accumulating clinical evidence from the SARS-CoV-2 pandemic, we believe AB201 has potential to be a beneficial therapy for patients with this viral disease. Pending U.S. Food and Drug Administration, or FDA, guidance and financing, we plan to initiate a late-stage clinical trial of AB201 as a potential treatment for patients hospitalized with COVID-19 in the second half of 2020. We project to have Phase 2 results within approximately six months from initiation of patent enrollment in this trial.

We believe that AB201 is the most potent and long-acting inhibitor of tissue factor, or TF. TF is a cellular receptor widely distributed in mammalian tissues and involved in many essential biological processes. TF is responsible for initiation of the primary coagulation pathway, the mechanism by which blood clotting occurs in the body in response to injury. Recent research has also shown that various TF pathways are involved in the immune system inflammatory response to viral infections and in the process of viral dissemination during infection. As the SARS-CoV-2 pandemic has progressed, serious complications relating to over-activation of the coagulation and immune systems have increasingly been observed in patients hospitalized with severe disease. We believe this evidence implicates the various TF pathways, and provides a strong rationale to test AB201 as a potential therapeutic for COVID-19. AB201 has not yet been tested in any pre-clinical COVID-19 models or in any patients diagnosed with COVID-19.

AB201 was originally developed for potential use as an anticoagulant, due to its inhibition of the TF-initiated coagulation process. It was evaluated for the prevention of thrombosis in a Phase 1 and Phase 2 clinical program involving over 700 subjects, and demonstrated both safety and efficacy in these studies. AB201 has also been investigated as a potential therapeutic for severe viral infections other than COVID-19. Research had shown that viral infections can provoke dysregulated activation of the TF pathway, resulting in abnormal systemic coagulation and related inflammation, leading to organ failure and mortality. For this reason, AB201 was tested as a therapeutic in non-human primates, or NHPs, in studies against lethal doses of the Ebola and Marburg viruses, where it showed evidence of efficacy in the form of mortality reduction, decreases in inflammatory biomarkers and evidence of reduced disseminated intravascular coagulation (DIC).

SARS-CoV-2 is a new coronavirus identified in late 2019 and belongs to a family of enveloped RNA viruses that include Middle East Respiratory Syndrome (MERS) and Severe Acute Respiratory Syndrome (SARS-CoV), both of which caused serious human infections of the respiratory system. The disease caused by the SARS-CoV-2 virus has been designated COVID-19. Since this outbreak was first reported in late 2019, the virus has infected over 6 million people and has caused over 0.3 million reported deaths (as of June 2, 2020). Currently there is no vaccine or curative drug therapy for COVID-19, which was declared a pandemic by the World Health Organization in March 2020.

COVID-19 is associated with a high incidence of coagulation-related adverse events, including stroke, myocardial infarction, or MI, (i.e., heart attack), pulmonary emboli, and DIC, a condition in which small blood clots develop throughout the bloodstream, blocking small vessels. This syndrome is so frequently observed in COVID-19 that it has received the name of COVID-19 Associated Coagulopathy, or CAC. A commonly used biomarker for assessing coagulation activation and the presence of CAC is a D-dimer test, which is elevated in approximately 50% of hospitalized COVID-19 patients and is directly associated with adverse clinical outcomes. Researchers believe that this and other evidence points to dysregulation of TF pathways in COVID-19 patients and the resulting development of CAC.

AB201 has shown potential in addressing the coagulation disorder caused by severe viral infections. In the preliminary studies in NHPs against lethal doses of the Ebola and Marburg virus, AB201 lowered D-dimer levels, reduced mortality and showed other anti-inflammatory effects. More recent research supports our belief that AB201 has the unique ability to inhibit the activity of TF in multiple processes that contribute to severe viral disease. Taken together, this evidence suggests that AB201 may have therapeutic benefits for patients with severe COVID-19 disease, as manifested by the presence of CAC.

As a therapeutic aimed at a host response disease syndrome, we believe AB201 potentially could be used in combination with other antiviral drugs. We believe its potential efficacy is not linked to a specific viral genome and may not be diminished by genetic drift or the development of new strains of the SARS-CoV-2 virus. As a therapeutic addressing a disease syndrome, AB201 may have broad spectrum potential against multiple pathogens that have disease elements in common with COVID-19, such as other coronaviruses and other RNA viruses.

AB201 is a single-chain, 85 amino acid, recombinant protein, that has previously been evaluated under three FDA Investigational New Drug, or IND, applications in nine Phase 1 and Phase 2 clinical trials in the United States and Europe. This clinical program primarily examined the safety, dosing and anticoagulation effects of AB201 in treating thrombosis in patients with acute coronary syndromes, who had undergone surgical procedures and needed prophylactic anticoagulation, or who were undergoing percutaneous coronary interventions. In these trials, involving more than 700 human subjects with over 600 exposed to drug, AB201 was well-tolerated with a well-demonstrated safety profile. AB201 is manufactured in an engineered yeast strain by an established methodology following current Good Manufacturing Practices, or cGMP, and we believe this process can be readily scaled to commercial quantities. Administration of AB201 is expected to be by subcutaneous injection every other day, with 3 doses providing anti-coagulation for a 7-day period due to a half-life of approximately 72 hours. FDA granted AB201 Orphan Drug Designation status in 2014 for the treatment of viral hemorrhagic fever post-exposure to Ebola virus, but clinical trials were not conducted.

Pending FDA guidance and financing, we plan to initiate late-stage clinical testing of AB201 as a potential treatment for COVID-19 in the second half of 2020. To enable this timeline, we anticipate filing an IND application with the FDA in the third quarter of this year. We plan to initially evaluate AB201 for the treatment of patients hospitalized with COVID-19 who have evidence of CAC, as indicated by elevated D-dimer levels. We plan to collaborate with an experienced clinical research network to conduct the initial COVID-19 trial. We plan to finance the development of AB201 through public or private equity or debt funding and, potentially, governmental sources. Our AB201 development plans will depend on FDA guidance and our ability to finance the development, which are currently uncertain.

If we are successful in developing AB201, we will hold exclusive commercial rights to the compound. This includes pending and existing patents, 12 years market exclusivity as a reference biological product under FDA law in the United States, and data exclusivity in the European Union (EU). As we launch the development of AB201, we plan to pursue strategic co-development and partnering opportunities for its further development and commercialization.

Gencaro™ (bucindolol hydrochloride) for Atrial Fibrillation

Gencaro™ (bucindolol hydrochloride), is a pharmacogenetically-targeted beta-adrenergic receptor antagonist with mild vasodilator properties that we are developing as a fourth-generation beta-blocker based on its pharmacogenetic targeting. We believe the pharmacology of Gencaro is unique and has the potential for enhanced efficacy in patients with a specific genetic characteristic for the beta-1 adrenergic receptor, termed the beta-1 389 arginine homozygous genotype. The beta-1 389 arginine homozygous genotype is present in approximately 50% of the North American and European general populations, and it can be detected by a genetic test currently performed in a centralized laboratory or in the future potentially at the point of care during a patient visit.

We are developing Gencaro to treat cardiovascular disease, focusing on atrial fibrillation, or AF, in patients with chronic heart failure, or HF. HF is a chronic condition in which the heart is unable to pump enough blood to meet the body’s needs. AF is a disruption of the heart’s normal rhythm or rate, which commonly occurs in patients with HF. In HF patients, the presence of AF leads to worsening symptoms, and increased risk of hospitalization and death. Current treatment options for AF in HF patients are limited, and can be invasive, costly and dangerous.

Gencaro was the subject of a Phase 3 HF development program that identified a key genetic biomarker that enhanced the drug’s efficacy. Patients with a particular genotype had enhanced improvements in mortality, hospitalization and the prevention of arrhythmias. We believe that this genotype, is detectable using standard DNA testing technology, can serve as a diagnostic marker for predicting enhanced therapeutic response to Gencaro.

Our current clinical development of Gencaro is focused on AF in HF patients who have a left ventricular ejection fraction, or LVEF, of 40% and higher and the specific genotype we believe responds best to Gencaro. There are currently no drug therapies approved to treat AF or HF in this population, which encompasses more than half of all HF in the United States and Europe. We believe that, if approved, there are additional indication expansion opportunities for Gencaro in other HF populations and cardiac arrhythmias, as well as the potential for new formulation developments to extend marketing exclusivity.

In May 2019, we published the results of our Phase 2B clinical trial that examined Gencaro for the prevention of AF in HF patients, in the Journal of the American College of Cardiology: Heart Failure. In this trial, known as GENETIC-AF, we compared Gencaro against TOPROL-XL (metoprolol succinate), a beta-blocker that is commonly prescribed for HF patients with AF. GENETIC-AF enrolled 267 HF patients with LVEF values ranging from 12% to 55% who had recently experienced AF and had the specific genotype we believe responds best to Gencaro. Our analysis of the results identified what we believe is a targeted patient population for Phase 3 development; one showing greater response to Gencaro compared to TOPROL-XL for multiple clinical assessments, including the primary endpoint of time to AF recurrence, maintenance of normal sinus rhythm, cumulative AF burden, and AF-related clinical interventions and complications.

In July 2019, we reached an agreement with the U.S. Food and Drug Administration, or FDA, known as a Special Protocol Assessment, or SPA, for the requirements of the Gencaro Phase 3 clinical trial. Based on the SPA agreement, our planned Phase 3 clinical trial, if successful at a statistical threshold of at least p ≤ 0.01, may support a New Drug Application, or NDA, for the marketing approval of Gencaro. PRECISION-AF, the clinical trial specified by the SPA, is anticipated to enroll approximately 400 HF patients with LVEF values ranging from 40% to 55% who have recently experienced AF and have the specific genotype we believe responds best to Gencaro. The clinical trial design is similar to GENETIC-AF, including the active comparator, TOPROL-XL, and the primary endpoint of time to AF recurrence during a 6-month follow-up period. Secondary objectives will examine other important endpoints, such as AF burden and AF treatment-related interventions.

We have put initiation of the PRECISION-AF trial on hold due to the ongoing COVID-19 pandemic. We estimate that enrollment in PRECISION-AF could start in the first half of 2021; however, this estimate is subject to change due to the uncertainties of the ongoing COVID-19 pandemic and the availability of patients for non-COVID-19 related trials.

We believe that patients with HF and AF represent a major unmet medical need, and this need is most pronounced in patients with LVEF values of 40% and above. This LVEF range constitutes more than half of all chronic HF in the United States and Europe, and there are currently no approved or guideline recommended therapies for these patients to treat either their AF or HF. AF is a very common complication in these patients, with estimates of AF incidence ranging from 40% to 60%. Beta-blockers approved for HF are commonly used off-label to treat AF and HF in these patients, but they are only moderately effective in preventing AF and none are approved for patients with LVEF ≥ 40%. Other anti-arrhythmic drugs approved for the treatment of AF have adverse side effects and in HF patients are either contraindicated or have label warnings for use due to an increased risk of mortality. Interventional procedures for AF, such as catheter ablation and electrical cardioversion, are invasive, expensive, and often temporary; typically requiring the continued use of beta blockers post-intervention to manage both AF and HF.

We believe that Gencaro, if approved, may be a safe and more effective therapy for the treatment of HF patients with AF. We believe there are several potentially important attributes that would differentiate Gencaro from existing therapies, including:

•	More effective rhythm control compared to the current standard of care;

•	Reduction in the need for catheter ablation, electrical cardioversion, or toxic anti-arrhythmic drugs;

•	Effective rate control with lower risk of treatment-limiting bradycardia;

•	Foundational beta-blocker benefits for HF and unique evidence of efficacy in HF patients with AF;

•	The only drug therapy approved and shown effective for AF in HF patients with LVEF ≥ 40%.

We have exclusive development and commercial rights for Gencaro in all indications. We have an international patent portfolio for Gencaro in the United States, the European Union, or EU, and other major markets, as well as new chemical entity status, which we believe will give us a strong intellectual property position to at least approximately 2031 in the United States and approximately ten years from approval in the EU. Additional issued and pending patents have the potential for longer exclusivity in these and other markets. We have developed a laboratory platform to perform the genetic test that was approved by FDA for use in the Phase 2B clinical trial. We retain all rights to this test platform which we expect to use in future clinical trials, and which we believe could be used for commercialization.

To support the continued development of AB201 and Gencaro, we will need additional financing to fund the planned clinical trial of AB201 and the PRECISION-AF clinical trial, and our general and administrative costs through the trials’ projected completion. Considering the substantial time and costs associated with the development of AB201 and Gencaro and the risk that we may be unable to raise a significant amount of capital on acceptable terms, we are also pursuing co-development and commercialization partnering opportunities with large pharmaceutical and/or specialty pharmaceutical companies and may pursue a strategic combination or other strategic transactions. If we are delayed in obtaining financing or are unable to complete a strategic transaction, we may discontinue our development activities on AB201 or Gencaro or discontinue our operations.

We believe our cash and cash equivalents balance as of March 31, 2020 will be sufficient to fund our operations, at our current cost structure, after giving effect to potential cost reductions, through the end of the third quarter of 2020. However, changing circumstances may cause us to consume capital significantly faster or slower than we currently anticipate. We have based these estimates on assumptions that may prove to be wrong, and we could exhaust our available financial resources sooner than we currently anticipate. For instance, in March 2020, the World Health Organization declared the outbreak of COVID-19, a novel strain of Coronavirus, a global pandemic. This outbreak is causing major disruptions to businesses and markets worldwide as the virus spreads. We are unable to currently estimate the financial effect of the pandemic. If the pandemic continues to be a severe worldwide crisis, it could have a material adverse effect on our business, results of operations, financial condition and cash flows.

ATM Sales Agreement

In 2017, we entered into a sales agreement, with an agent to sell, from time to time, our common stock having an aggregate offering price of up to $10.2 million, in an “at the market offering.” In 2019, we further amended the sales agreement to increase the maximum aggregate value of shares which we may issue and sell from time to time under this sales agreement from $10.2 million to $17.5 million. As of March 31, 2020, we had sold an aggregate of 1,087,858 shares of our common stock pursuant to the terms of such sales agreement, as amended, for aggregate gross proceeds of approximately $17.4 million. Net proceeds received in this offering were approximately $16.4 million, after deducting expenses for executing the “at the market offering” and commissions paid to the placement agent.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary, beginning on page S-9. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, our risks include:

•

Despite the net proceeds we may receive from this offering, we expect the clinical trial of AB201 will require substantially more capital to complete, and we cannot guarantee when or if we will be able to secure such additional financing.

•

If we encounter difficulties enrolling patients in our planned clinical trial of AB201, any potential enrollment milestones or potential regulatory approvals could be delayed or otherwise adversely affected.

•	AB201 may not yield results that will enable us to further develop it as a therapy and obtain regulatory approvals necessary to be used as a drug.

•

We will need to raise substantial additional funds through public or private equity transactions and/or complete one or more strategic transactions, to continue development of AB201, Gencaro or any of our other product candidates. If we are unable to raise such financing or complete such a transaction, we may not be able to continue operations.

•

Our management, as of March 31, 2020 and December 31, 2019, and our independent registered public accounting firm, in their report on our financial statements as of and for the fiscal year ended December 31, 2019, have concluded that due to our need for additional capital, and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern.

•

If we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of AB201 or Gencaro in a timely manner, we may not be able to continue our business operations.

•

We have received an SPA agreement from the FDA relating to our planned Phase 3 program for Gencaro. This SPA agreement does not guarantee approval of Gencaro or any other particular outcome from regulatory review.

•

If we are not able to maintain the requirements for listing on The Nasdaq Capital Market, we could be delisted, which could have a material adverse effect on our ability to raise additional funds as well as the price and liquidity of our common stock.

•	Our clinical trials for our product candidates may not yield results that will enable us to further develop our products and obtain regulatory approvals necessary to sell them.

•	If we encounter difficulties enrolling patients in any future clinical trials, our trials could be delayed or otherwise adversely affected.

•

Any future clinical trial for Gencaro may require the use of a third-party diagnostic services provider to administer a genetic test needed to identify the patient receptor genotypes of clinical trial participants, and as a result, we may be unable to directly control the timing, conduct and expense of the genetic test.

•

We may need to establish a collaborative arrangement with a third-party diagnostics services provider to obtain marketing clearance or approval of the companion genetic test. There is no guarantee that the FDA will grant timely clearance or approval of the genetic test, if at all, and failure to obtain such timely clearance or approval would adversely affect our ability to market Gencaro.

•

Our product candidates are subject to extensive regulation, which can be costly and time-consuming, and unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue.

•	If approved by the FDA, AB201 or Gencaro will be entering a competitive marketplace and may not succeed.

Corporate Information

On January 27, 2009, we completed a business combination, or the Merger, between Nuvelo, Inc., or Nuvelo, a corporation originally incorporated in 1992, and its subsidiary, ARCA biopharma, Inc. Immediately following the Merger, we changed our name from Nuvelo, Inc. to ARCA biopharma, Inc. Our principal offices are located at 11080 CirclePoint Road, Suite 140, Westminster, Colorado. Our telephone number is 720-940-2200 and our website address is www.arcabio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

THE OFFERING

Common Stock Offered By Us	348,000 shares

Pre-Funded Warrants to be offered by us

In lieu of shares of common stock, we are offering to certain purchasers pre-funded warrants, or Pre-Funded Warrants, to purchase 325,500 shares of common stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of common stock are being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. Each Pre-Funded Warrant will be exercisable upon issuance.

There is currently no market for the Pre-Funded Warrants and none is expected to develop after this offering. We do not intend to list the Pre-Funded Warrants on The Nasdaq Stock Market, any other national securities exchange or other nationally recognized trading system. See “Description of the Securities We are Offering – Pre-Funded Warrants” for additional information.

The shares of common stock and the Pre-Funded Warrants will be issued separately.

Common Stock to be Outstanding After this Offering	1,942,070 shares (this excludes any shares of common stock issuable upon exercise of the Pre-Funded Warrants being offered hereby or otherwise outstanding)

Use of Proceeds	We anticipate that the net proceeds from this offering will be used to initiate our clinical trial of AB201 and for working capital and general corporate purposes. See “Use of Proceeds” on page S-41 of this prospectus supplement.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-9 of this prospectus supplement and under similar headings in the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and accompanying prospectus.

Nasdaq Capital Market Symbol	“ABIO”

The above discussion and table are based on 1,594,070 shares of our common stock outstanding as of June 2, 2020 and excludes:

•	30,890 shares of our common stock issuable upon the exercise of stock options outstanding as of June 2, 2020, at a weighted average exercise price of $80.46 per share;

•	133,401 shares of our common stock issuable upon exercise of warrants outstanding as of June 2, 2020, at a weighted average exercise price of $109.80 per share;

•	36,697 shares of our common stock reserved for issuance under our equity incentive and non-employee director stock award plans as of June 2, 2020; and

•	325,500 shares of common stock underlying the Pre-Funded Warrants being offered hereby.

RISK FACTORS

Investing in our securities involves significant risks, some of which are described below. You should carefully consider these risks, as well as the other information in this prospectus supplement, accompanying prospectus and any free writing prospectus authorized in connection with this offering, including documents incorporated by reference, such as our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, and in other documents that we have filed or subsequently file with the SEC that are incorporated by reference, before deciding whether to invest in our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Forward-Looking Statements.”

Risks Related to Our Business and Financial Condition

Despite the net proceeds we may receive from this offering, we expect the clinical trial of AB201 will require substantially more capital to complete, and we cannot guarantee when or if we will be able to secure such additional financing.

We are raising capital to allow us to initiate our planned clinical trial of AB201. The amount financed, even with our existing cash resources, will not be adequate to complete the planned clinical trial. We do not know the definitive design of the clinical development plan for AB201, including the number of trials or patients that may be required to obtain regulatory approval, potential comparator drugs to be tested against AB201 or other factors impacting clinical trial design. We believe the amount raised will allow us to begin pre-trial preparations, such as clinical study drug, site selection, and contract research organization, or CRO, selection and to initiate patient enrollment. This financing may not fully fund our clinical trial of AB201 and we expect to need to raise significant additional capital to complete the planned clinical trial. We also cannot guarantee that our cash resources, even after giving effect to this offering, will be sufficient for us to begin enrolling patients in our clinical trial of AB201. As a result, we may need to secure additional financing in order to initiate enrollment of our clinical trial of AB201 and we also expect to have to raise significant additional capital to continue enrollment. If we are not able to obtain financing in the future or on acceptable terms, we may have to terminate the clinical trial early. As a result, our ability to effectively use the net proceeds in this offering in order to further development of AB201 in our planned clinical trial is largely contingent on our ability to secure substantial additional financing in the future.

If we encounter difficulties enrolling patients in our planned clinical trial of AB201, any potential enrollment milestones or potential regulatory approvals could be delayed or otherwise adversely affected.

We may encounter difficulty enrolling a sufficient number of patients in the trial, due to circumstances which are outside our control, including improvements in the COVID-19 pandemic resulting from the development of vaccines and therapies that limit the availability of study participants. As a result, we may need to delay or terminate our trial, which would have a negative impact on our business. Delays in enrolling patients in the planned clinical trial of AB201 would also adversely affect our ability to meet projected enrollment milestones or timelines for completing the study and obtaining regulatory approval. Development of other COVID-19 targeted therapies may mean there are no patients who need AB201 as a therapy.

AB201 may not yield results that will enable us to further develop it as a therapy and obtain regulatory approvals necessary to be used as a drug.

We will receive regulatory approval for our product candidates only if we can demonstrate, in carefully designed and conducted clinical trials, that the product candidate is safe and effective. We do not know whether the planned or any future clinical trials for AB201 will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. Because AB201 is designed to treat the disease caused by viruses, we believe its efficacy is not linked to a specific viral genetic code and may not be diminished by genetic drift or the development of new strains of the SARS-CoV-2 virus. However, AB201 has never been tested for safety or efficacy in any pre-clinical COVID-19 models or any patients diagnosed with COVID-19. It may not be effective for any COVID-19 associated diseases.

The results from preclinical testing and early clinical trials may not be predictive of results from our planned studies of AB201. We may suffer significant setbacks in advanced clinical trials, even after seeing promising results in earlier studies. Based on results at any stage of clinical trials, we may decide to repeat or redesign a trial or discontinue development of one or more of our product candidates, including AB201. If we fail to adequately demonstrate the safety and efficacy of our AB201 product candidate, we will not be able to obtain the required regulatory approvals to commercialize it and our business, results of operations and financial condition would be materially adversely affected.

In addition, administering AB201 to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of AB201 and could result in the FDA or other regulatory authorities denying approval of AB201 for any or all targeted indications.

We may not achieve our projected development goals in the time frames we announce and expect.

We set goals for, and make public statements regarding, the timing of certain accomplishments, such as the planned submission of an IND application for AB201 as a potential treatment for COVID-19 with the FDA, initiation of our planned clinical trial of AB201, the duration of the planned AB201 clinical trial, the steps for commencing and continuing our clinical trials, the disclosure of trial results, the obtainment of regulatory approval and the sale of drug products, which we sometimes refer to as milestones. These milestones may not be achieved, and the actual timing of these events can vary dramatically due to a number of factors such as FDA’s rejection of our IND application, delays or failures in our clinical trials, disagreements with any collaborative partners, the uncertainties inherent in the regulatory approval process and manufacturing scale-up, delays in achieving manufacturing or marketing arrangements sufficient to commercialize our products or our inability to obtain sufficient financing in a timely manner. There can be no assurance that we will make regulatory submissions or receive regulatory approvals as planned. If we fail to achieve one or more of these milestones as planned, our business will be materially adversely affected.

We expect the PRECISION-AF clinical trial will require substantially more capital to complete, and we cannot guarantee when or if we will be able to secure such additional financing.

We have put initiation of the PRECISION-AF trial on hold due to the ongoing COVID-19 pandemic. We initially estimated that enrollment in PRECISION-AF would start in the first half of 2021; however, any initiation of the trial will depend on receiving additional funding and an abatement of the COVID-19 pandemic among other factors, this estimate is subject to further delays due to the uncertainties of the ongoing COVID-19 pandemic and the availability of patients for non-COVID-19 related trials. As a result, we will need to secure additional financing in order to initiate enrollment of our Phase 3 PRECISION-AF clinical trial. Even if we can begin enrolling patients, we expect to have to raise significant additional capital to continue enrollment. If we are not able to obtain financing in the future or on acceptable terms, we may have to terminate the clinical trial early, which could adversely affect our business.

We will need to raise substantial additional funds through public or private equity or debt transactions and/or complete one or more strategic transactions, to continue development of AB201, Gencaro or any of our other product candidates. If we are unable to raise such financing or complete such a transaction, we may not be able to continue operations.

In light of the expected development timeline to potentially obtain FDA approval for AB201 or Gencaro, if at all, the substantial additional costs associated with the development of our product candidates, including the costs associated with clinical trials related thereto, and the substantial cost of commercializing AB201 or Gencaro, if approved, we will need to raise substantial additional funding through public or private equity or debt transactions or a strategic combination or partnership. If we are delayed in obtaining funding or are unable to complete a strategic transaction, we may discontinue our development activities on AB201, Gencaro and our other product candidates or discontinue our operations. Even if we are able to fund continued development and AB201, Gencaro or any of our other product candidates is approved, we expect that we will need to complete a strategic transaction or raise substantial additional funding through public or private equity or debt securities to successfully commercialize AB201, Gencaro or any other product candidate.

We believe our cash and cash equivalents balance as of March 31, 2020 will be sufficient to fund our operations, at our projected cost structure, after giving effect to potential cost reductions, through the end of the third quarter of 2020. In 2017, we entered into a sales agreement with an agent to sell, from time to time, our common stock pursuant to which we have sold an aggregate of 1,087,858 shares of our common stock, for aggregate gross proceeds of approximately $17.4 million. Net proceeds received in this offering were approximately $16.4 million, after deducting initial expenses for executing the “at the market offering” and commissions paid to the placement agent. Sales of our common stock dilute the ownership interest of our stockholders and may cause the price per share of our common stock to decrease. Changing circumstances may cause us to consume capital significantly faster or slower than we currently anticipate. We have based these estimates on assumptions that may prove to be wrong, and we could exhaust our available financial resources sooner than we currently anticipate.

Additionally, in March 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic. This outbreak is causing major disruptions to businesses and markets worldwide as the virus spreads. The economic uncertainty surrounding the COVID-19 pandemic may dramatically reduce our ability to secure equity or debt financing necessary to support our operations. We are unable to currently estimate the financial effect of the pandemic. If the pandemic continues to be a severe worldwide crisis, economic conditions may cause capital not to be available to us, or not be available on acceptable terms, regardless of our business efforts. We have put initiation of the PRECISION-AF trial on hold due to the ongoing COVID-19 pandemic. We estimate that enrollment in PRECISION-AF will start in the first half of 2021, subject to further delays due to the uncertainties of the ongoing COVID-19 pandemic and the availability of patients for non-COVID-19 related trials.

Our liquidity, and our ability to raise additional capital or complete any strategic transaction, depends on a number of factors, including, but not limited to, the following:

•	the costs and timing for potential additional clinical trials in order to gain possible regulatory approval for AB201, Gencaro and our other product candidates;

•	the market price of our stock and the availability and cost of additional equity capital from existing and potential new investors;

•	our ability to retain the listing of our common stock on the Nasdaq Capital Market;

•	general economic and industry conditions affecting the availability and cost of capital, including as a result of the COVID-19 pandemic;

•	our ability to control costs associated with our operations;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	the terms and conditions of our existing collaborative and licensing agreements.

The sale of additional equity or convertible debt securities would likely result in substantial dilution to our stockholders. If we raise additional funds through the incurrence of indebtedness, the obligations related to such indebtedness would be senior to rights of holders of our capital stock and could contain covenants that would restrict our operations. We also cannot predict what consideration might be available, if any, to us or our stockholders, in connection with any strategic transaction. Should strategic alternatives or additional capital not be available to us, or not be available on acceptable terms, we may be unable to realize value from our assets and discharge our liabilities in the normal course of business which may, among other alternatives, cause us to further delay, substantially reduce or discontinue operational activities to conserve our cash resources.

Our management, as of March 31, 2020 and December 31, 2019, and our independent registered public accounting firm, in their report on our financial statements as of and for the fiscal year ended December 31, 2019, have concluded that due to our need for additional capital, and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern.

Our financial statements for the three months ended March 31, 2020 and our audited financial statements for the fiscal year ended December 31, 2019 were prepared assuming that we will continue as a going concern. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern. As of March 31, 2020, our management concluded that, due to our need for additional capital and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern for a period from one year after our quarterly financial statements have been issued. As of December 31, 2019, our management and our independent registered public accounting firm concluded that, due to our need for additional capital and the uncertainties surrounding our ability to raise such funding, substantial doubt existed as to our ability to continue as a going concern for a period from one year after our annual financial statements had been issued. We believe our cash and cash equivalents balance as of March 31, 2020 will be sufficient to fund our operations, at our projected cost structure, after giving effect to potential cost reductions, through the end of the third quarter of 2020. We cannot be certain that we will be able to make any other sale of our common stock in any future offering to cover our future capital needs, or at all. Changing circumstances may cause us to consume capital significantly faster or slower than we currently anticipate. If we are delayed in completing or are unable to complete additional funding and/or a strategic transaction, we may discontinue our development activities or operations, but there are no assurances that these reductions would be sufficient to allow us to continue to operate as a going concern. Therefore, even if we resolve this uncertainty, our independent registered public accountants and/or management could conclude that uncertainty as to our ability to continue as a going concern could exist at a future date.

We have based these estimates on assumptions that may prove to be wrong, and we could exhaust our available financial resources sooner than we currently anticipate. We may be forced to reduce our operating expenses and raise additional funds to meet our working capital needs, principally through the additional sales of our securities or debt financings. However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to us. If we are unable to raise sufficient additional capital or complete a strategic transaction, we may be unable to continue to fund our operations, develop AB201, Gencaro or our other product candidates, or realize value from our assets and discharge our liabilities in the normal course of business. If we cannot raise sufficient funds, we may have to liquidate our assets, and might realize significantly less than the values at which they are carried on our financial statements, and stockholders may lose all or part of their investment in our securities.

If we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of AB201 or Gencaro in a timely manner, we may not be able to continue our business operations.

We currently have no products that have received regulatory approval for commercial sale. The process to develop, obtain regulatory approval for and commercialize potential product candidates is long, complex and costly. Furthermore, we do not yet have a complete development plan for AB201 that has been harmonized with FDA guidance, including details with respect to the number of trials, patients or trial design.

Failure to demonstrate that a product candidate, including AB201 or Gencaro, is safe and effective, or significant delays in demonstrating such safety and efficacy, would adversely affect our business. Failure to obtain marketing approval of AB201 or Gencaro from appropriate regulatory authorities, or significant delays in obtaining such approval, would also adversely affect our business and could, among other things, preclude us from completing a strategic transaction or obtaining additional financing necessary to continue as a going concern.

Even if approved for sale, a product candidate must be successfully commercialized to generate value. We do not currently have the capital resources or management expertise to commercialize AB201, Gencaro or any of our other product candidates and, as a result, will need to complete a strategic transaction, or, alternatively, raise substantial additional funds to enable commercialization of AB201, Gencaro or any of our other product candidates, if approved. Failure to successfully provide for the commercialization of AB201, Gencaro or any other product candidate, if approved, would damage our business.

We have received an SPA agreement from the FDA relating to our planned Phase 3 program for Gencaro. This SPA agreement does not guarantee approval of Gencaro or any other particular outcome from regulatory review.

In 2019, we received an SPA agreement from the FDA for our planned Phase 3 clinical trial of Gencaro. The FDA’s SPA process is designed to facilitate the FDA’s review and approval of drugs by allowing the FDA to evaluate the proposed design and size of certain clinical trials that are intended to form the primary basis for determining a drug product’s efficacy. Upon specific request by a clinical trial sponsor, the FDA will evaluate the protocol and respond to a sponsor’s questions regarding, among other things, primary efficacy endpoints, trial conduct and data analysis, within 45 days of receipt of the request. The FDA ultimately assesses whether the protocol design and planned analysis of the trial are acceptable to support regulatory approval of the product candidate with respect to the effectiveness of the indication studied. All agreements and disagreements between the FDA and the sponsor regarding a SPA must be clearly documented in a SPA letter or the minutes of a meeting between the sponsor and the FDA.

However, an SPA agreement does not guarantee approval of a product candidate, even if the trial is conducted in accordance with the protocol. Moreover, the FDA may revoke or alter our SPA agreement in certain circumstances. In particular, a SPA agreement is not binding on the FDA if public health concerns emerge that were unrecognized at the time of the SPA agreement, other new scientific concerns regarding product safety or efficacy arise, we fail to comply with the agreed upon trial protocols, or the relevant data, assumptions or information provided by us in our request for the SPA change or are found to be false or omit relevant facts. In addition, even after an SPA agreement is finalized, the SPA agreement may be modified, and such modification will be deemed binding on the FDA review division, except under the circumstances described above, if the FDA and the sponsor agree in writing to modify the protocol and such modification is intended to improve the study. The FDA retains significant latitude and discretion in interpreting the terms of the SPA agreement and the data and results from any study that is the subject of the SPA agreement.

Even though we obtained an agreement on our SPA, we cannot assure you that our planned Phase 3 clinical trial will succeed, will be deemed binding by the FDA under our SPA agreement, or will result in any FDA approval for Gencaro. Moreover, if the FDA revokes or alters its agreement under our SPA, or interprets the data collected from the clinical trial differently than we do, the FDA may not deem the data sufficient to support an application for regulatory approval, which could materially adversely affect our business, financial condition and results of operations.

If we are not able to maintain the requirements for listing on the Nasdaq Capital Market, we could be delisted, which could have a material adverse effect on our ability to raise additional funds as well as the price and liquidity of our common stock.

Our common stock is currently listed on the Nasdaq Capital Market. To maintain the listing of our common stock on the Nasdaq Capital Market we are required to meet certain listing requirements, including, among others, (i) a minimum closing bid price of $1.00 per share, (ii) a market value of publicly held shares (excluding shares held by our executive officers, directors and 10% or more stockholders) of at least $1 million and (iii) either: (x) stockholders’ equity of at least $2.5 million; or (y) a total market value of listed securities of at least $35 million.

We have received three potential delisting notices from Nasdaq since 2012. In each of 2012, 2015 and 2018, we received notification from Nasdaq of potential delisting of our shares from the Nasdaq Capital Market because the closing bid price of our common stock had not met the minimum closing bid price of $1.00 per share during the preceding 30 business days. We subsequently regained compliance with Nasdaq’s minimum closing bid price requirements related to the 2012, 2015 and 2018 notices, by effecting a 1-for-6 reverse split of our common stock in March 2013, a 1-for-7 reverse split of our common stock in September 2015 and a 1-for-18 reverse split of our common stock in April 2019. Despite effecting a 1-for-18 reverse split of our common stock in April 2019, there can be no assurance that the market price per share of our common stock will remain in excess of the $1.00 minimum bid price for a sustained period of time. The continuing effect of our reverse stock split on the market price of our common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

The delisting of our common stock from a national exchange could impair the liquidity and market price of the common stock. It could also materially, adversely affect our access to the capital markets, and any limitation on market liquidity or reduction in the price of the common stock as a result of that delisting could adversely affect our ability to raise capital on terms acceptable to us, or at all.

In future periods, if we do not meet the minimum stockholders’ equity, minimum closing bid price requirements, or any other listing requirements, we would be subject to delisting from the Nasdaq Capital Market.

As of June 2, 2020, the closing price of our common stock was $9.09 per share, and the total market value of our listed securities was approximately $14.5 million. As of March 31, 2020, we had stockholders’ equity of $6.3 million.

Our business could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 global pandemic, in regions where we or third parties on which we rely may have clinical trial sites or other business operations. We anticipate having clinical trial sites in countries that have been directly affected by COVID-19 and depend on third party manufacturing operations for various stages of our supply chain.

Our business could be adversely affected by health epidemics, including the ongoing COVID-19 pandemic, in regions where we may have concentrations of future clinical trial sites or other business operations.

If the recent COVID-19 outbreak continues to spread, we may need to further limit operations or implement limitations, including work-from-home policies. There is a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

In addition, third party manufacturing of our drug product candidates and suppliers of the materials used in the production of our drug product candidates may be impacted by restrictions resulting from the COVID-19 outbreak which may disrupt our supply chain or limit our ability to manufacture drug product candidates for our clinical trials.

The ultimate impact of the COVID-19 outbreak or a similar future health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

If we encounter difficulties enrolling patients in any future clinical trials, our future trials could be delayed or otherwise adversely affected.

If we have difficulty enrolling a sufficient number of patients in any future clinical trial, we may need to delay or terminate our trial, which would have a negative impact on our business. Delays in enrolling patients in any future clinical trials would also adversely affect our ability to generate any product, milestone and royalty revenues under collaboration agreements, if any, and could impose significant additional costs on us or on any future collaborators.

We do not yet know the details of the clinical development program for AB201, including the number of patients that will be needed. Development beyond our control may impact our ability to enroll patients in an AB201 clinical trial, such as the development of vaccines for the SARS-CoV-2 virus or the development of other therapies for COVID-19 disease.

The GENETIC-AF clinical trial required that we identify and enroll a large number of patients with the condition under investigation and the trial enrolled only those patients having a specific genotype, and certain patients who have or are willing to have a Medtronic device implanted for monitoring and recording AFB data. As a result, enrollment for GENETIC-AF was slower than expected, with our first patient enrolled in June 2014 and enrollment completed in August 2017. Because of the rigorous enrollment criteria, our clinical trial timelines were delayed from our original projections. We anticipate that any future Phase 3 clinical trial of Gencaro, including PRECISION-AF, may have similar enrollment criteria, and we cannot guarantee that we will not have similar enrollment issues in any future clinical trials.

We may also encounter difficulty enrolling a sufficient number of patients in any future clinical trial, due to circumstances which are outside our control, including as a result of the ongoing COVID-19 pandemic. See “Our business could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 global pandemic, in regions where we or third parties on which we rely have clinical trial sites or other business operations. We anticipate having clinical trial sites in countries that have been directly affected by COVID-19 and depend on third party manufacturing operations for various stages of our supply chain” for a discussion of the risks that the COVID-19 pandemic poses to, among other things, our anticipated clinical trials.

Our clinical trials for our product candidates may not yield results that will enable us to further develop our products and obtain regulatory approvals necessary to sell them.

We will receive regulatory approval for our product candidates only if we can demonstrate in carefully designed and conducted clinical trials that the product candidate is safe and effective. We do not know whether any current or future clinical trials for AB201, Gencaro or any other product candidate will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. AB201 has not been tested in any pre-clinical COVID-19 models or any patients diagnosed with COVID-19. It may not be safe or effective for any COVID-19 patients.

For example, GENETIC-AF was designed as an adaptive trial. The DSMB conducted a pre-specified interim analysis of study endpoints for efficacy, safety and futility. Based on the efficacy and safety data of the interim analysis, the DSMB recommended completing the Phase 2B clinical trial with no changes to the trial design, rather than transition GENETIC-AF to a Phase 3 clinical trial. In February 2018, we announced top-line results of the Phase 2B clinical trial, which indicated that Gencaro demonstrated a similar treatment benefit compared to the active comparator, metoprolol succinate (TOPROL-XL). We have not determined if these results of GENETIC-AF, and cannot predict if the results from a future Phase 3 clinical trial, even with a SPA agreement, would allow us to obtain regulatory approval for Gencaro.

Clinical trials are lengthy, complex and expensive processes with uncertain results. We have spent, and expect to continue to spend, significant amounts of time and money in the clinical development of our product candidates. We have never conducted a Phase 3 clinical trial and have limited staff with the requisite experience to do so. We therefore rely on contract research organizations, or CROs, to conduct certain aspects of our clinical trial. While certain of our employees have experience in designing and administering clinical trials, these employees have no such experience as employees of ARCA.

The results we obtain in preclinical testing and early clinical trials may not be predictive of results that are obtained in later studies. We may suffer significant setbacks in advanced clinical trials, even after seeing promising results in earlier studies. Based on results at any stage of clinical trials, we may decide to repeat or redesign a trial or discontinue development of one or more of our product candidates. If we fail to adequately demonstrate the safety and efficacy of our products under development, we will not be able to obtain the required regulatory approvals to commercialize our product candidates, and our business, results of operations and financial condition would be materially adversely affected.

Administering our product candidates to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying approval of our product candidates for any or all targeted indications.

If clinical trials for a product candidate are unsuccessful, we will be unable to commercialize the product candidate. If one or more of our clinical trials are delayed, we will be unable to meet our anticipated development timelines. Either circumstance could cause the market price of our common stock to decline.

We will rely on contract research organizations to conduct substantial portions of our clinical trials, including any future clinical trial of AB201 or Gencaro, and as a result, we will be unable to directly control the timing, conduct and expense of all aspects of our clinical trials.

We do not currently have sufficient staff with the requisite experience to conduct our clinical trials and therefore will rely on third parties to conduct certain aspects of any future clinical trials. We previously contracted with a CRO to conduct components of our GENETIC-AF clinical trial and anticipate contracting with a CRO to conduct components of any future clinical trial for Gencaro and components of the planned clinical study of AB201 or any future clinical trials for our other product candidates. As a result, we will have less control over many details and steps of any clinical trial, the timing and completion of any clinical trial, the required reporting of adverse events and the management of data developed through any clinical trial than would be the case if we were relying entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties, such as CROs, may have staffing difficulties, may undergo changes in priorities or may become financially distressed, adversely affecting their willingness or ability to conduct our clinical trial. We may experience unexpected cost increases that are beyond our control. Problems with the timeliness or quality of the work of a CRO may lead us to seek to terminate the relationship and use an alternative service provider. However, making any change may be costly and may delay ongoing trials, if any, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be impossible to find a replacement organization that can conduct clinical trials in an acceptable manner and at an acceptable cost.

Even though we anticipate relying on CROs in the future, we will likely have to devote substantial resources and rely on the expertise of our employees to manage the work being done by the CROs. Due to our limited experience in managing clinical trials, we cannot guarantee our employees will do so effectively.

We may not achieve our projected development goals in the time frames we announce and expect.

We set goals for, and make public statements regarding, the timing of certain accomplishments, such as, the commencement and completion of clinical trials, particularly with respect to steps for commencing and continuing our clinical trials, the disclosure of trial results, the obtainment of regulatory approval and the sale of drug product, which we sometimes refer to as milestones. These milestones may not be achieved, and the actual timing of these events can vary dramatically due to a number of factors such as delays or failures in our clinical trials, disagreements with any collaborative partners, the uncertainties inherent in the regulatory approval process and manufacturing scale-up, delays in achieving manufacturing or marketing arrangements sufficient to commercialize our products or an inability to finance in a timely manner. For instance, we previously planned to initiate PRECISION-AF in the first quarter of 2020 but have put initiation of the PRECISION-AF trial on hold due to the ongoing COVID-19 pandemic. We estimate that enrollment in PRECISION-AF will start in the first half of 2021, subject to further delays due to the uncertainties of the ongoing COVID-19 pandemic and the availability of patients for non-COVID-19 related trials. We cannot guarantee if we will be able to secure such financing in order to initiate PRECISION-AF in a timely fashion. FDA approval of Gencaro or any other product candidate, if it occurs, is expected to require years of additional clinical development, including the completion of genetic trials. There can be no assurance that we will make regulatory submissions or receive regulatory approvals as planned. If we fail to achieve one or more of these milestones as planned, our business will be materially adversely affected.

We expect to depend on existing and future collaborations with third parties for the development of some of our product candidates. If those collaborations are not successful, we may not be able to complete the development of these product candidates.

We intend to collaborate with one or more clinical trial networks in our development program for AB201. As a result, we will lack direct control over certain aspects of the development program and the amount and timing of resources that these collaborators devote to the project.

We had a collaboration agreement with Medtronic that supported our GENETIC-AF clinical trial. If our arrangement with Medtronic, as amended, is continued as part of our future development of Gencaro, we will have limited control over the amount and timing of resources that they dedicate to the development of Gencaro. This is also likely to be true in any future collaboration with third parties and we may seek additional third party collaborators for the development of AB201, Gencaro or any other product candidates. Our ability to benefit from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

Collaborations involving our product candidates pose the following risks to us:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

•

collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborator’s strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

•

collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•

collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

•

collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our proprietary information or expose us to potential litigation;

•

disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

•

collaborators may elect to take over manufacturing rather than retain us as manufacturers and may encounter problems in starting up or gaining approval for their manufacturing facility and so be unable to continue development of product candidates;

•	we may be required to undertake the expenditure of substantial operational, financial and management resources in connection with any collaboration;

•	we may be required to issue equity securities to collaborators that would dilute our existing stockholders’ percentage ownership;

•	we may be required to assume substantial actual or contingent liabilities;

•	collaborators may not commit adequate resources to the marketing and distribution of our product candidates, limiting our potential revenues from these products; and

•	collaborators may experience financial difficulties.

We face a number of challenges in seeking additional collaborations. Collaborations are complex and any potential discussions may not result in a definitive agreement for many reasons. For example, whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration, and the proposed collaborator’s evaluation of a number of factors, such as the design or results of our clinical trials, the potential market for our product candidates, the costs and complexities of manufacturing and delivering our product candidates to patients, the potential of competing products, the existence of uncertainty with respect to ownership or the coverage of our intellectual property, and industry and market conditions generally. If we were to determine that additional collaborations for our Gencaro development is necessary and were unable to enter into such collaborations on acceptable terms, we might elect to delay or scale back the development or commercialization of Gencaro in order to preserve our financial resources or to allow us adequate time to develop the required physical resources and systems and expertise ourselves.

Collaboration agreements may not lead to development or commercialization of our product candidates in the most efficient manner, or at all. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. If a present or future collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

Any future clinical trial for Gencaro will require the use of a third-party diagnostic services provider to administer a genetic test needed to identify the patient receptor genotypes of clinical trial participants, and as a result, we will be unable to directly control the timing, conduct and expense of the genetic test.

We anticipate that any future clinical trial of Gencaro, if any, will require a companion diagnostic test that identifies the patient’s receptor genotype. The trial would only enroll those patients with the receptor that has the potential for enhanced efficacy, the beta-1 389 Arg receptor as detected by a beta-1 389 Arg/Arg genotype. Accordingly, we anticipate that any future clinical trial for Gencaro will require the use of a third-party diagnostic service to perform the genetic testing. There has been limited experience in our industry in prospective development of companion diagnostics required to perform the required molecular profiling. We entered into an agreement with LabCorp to provide the diagnostic services of the genetic test needed to support our GENETIC-AF clinical trial. To provide those services, LabCorp obtained from the FDA an investigational device exemption, or IDE, for the companion diagnostic test being used in our GENETIC-AF clinical trial. We would expect a similar agreement and approval would be necessary for any companion diagnostic used in any future clinical trials for Gencaro.

The FDA and similar regulatory authorities outside the United States regulate companion diagnostics. Companion diagnostics require separate or coordinated regulatory approval prior to commercialization. Changes to regulatory advice could delay our development programs or delay or prevent eventual marketing approval for our product candidates that may otherwise be approvable. In July 2011, the FDA issued draft guidance that stated that if safe and effective use of a therapeutic depends on an in vitro diagnostic, the FDA generally will not approve the therapeutic unless the FDA approves or clears this “in vitro companion diagnostic device” at the same time that the FDA approves the therapeutic. The approval or clearance of the companion diagnostic would occur through the FDA’s Center for Devices and Radiological Health. In 2014, the FDA issued guidance on in vitro companion diagnostic devices. The guidance allows for flexibility by the FDA in the case of therapeutic products to treat serious conditions for which no alternative treatment exists and the benefits of using the companion diagnostic outweigh the risk, but it is unclear how this discretion may be applied by the agency with respect to the companion diagnostic test related to any Gencaro clinical trials. The FDA’s evolving position on the topic of companion diagnostics could affect our clinical development programs that utilize companion diagnostics. In particular, the FDA may limit our ability to use retrospective data, otherwise disagree with our approaches to trial design, biomarker qualification, clinical and analytical validity, and clinical utility, or make us repeat aspects of a trial or initiate new trials.

Given our limited experience in developing diagnostics, we expect to rely primarily on third parties for the design and manufacture of the companion diagnostics for our product candidates. If we, or any third parties that we engage to assist us, are unable to successfully develop companion diagnostics for our product candidates that require such diagnostics, or experience delays in doing so, the development of our product candidates may be adversely affected, our product candidates may not receive marketing approval and we may not realize the full commercial potential of any products that receive marketing approval. As a result, our business could be materially harmed.

We will need to establish a collaborative arrangement with a third-party diagnostics services provider to obtain marketing clearance or approval of the companion genetic test. There is no guarantee that the FDA will grant timely clearance or approval of the genetic test, if at all, and failure to obtain such timely clearance or approval would adversely affect our ability to market Gencaro.

The drug label we intend to seek for Gencaro would identify the patient receptor genotype for which the drug is approved. Accordingly, we believe developing a genetic test that is simple to administer and widely available will be critical to the successful commercialization of Gencaro. The genetic test will be subject to regulation by the FDA and by comparable agencies in various foreign countries. The process of complying with the requirements of the FDA and comparable agencies is costly, time consuming and burdensome.

Despite the time and expense expended, regulatory clearance or approval is never guaranteed. If regulatory clearance or approval is delayed, or if one or more third-party diagnostic services providers are unable to obtain FDA approval of the genetic test at all or in parallel with the approval of Gencaro, or are unable to commercialize the test successfully and in a manner that effectively supports the commercial efforts for Gencaro, or if the information concerning the differential response to Gencaro resulting from certain genetic variation is not included in the approval label for Gencaro, the commercial launch of Gencaro may be significantly and adversely affected.

Regulatory approval is required for the genetic test to be used in our Gencaro clinical trials and to support the commercialization of the test, if approved. Delays or failures in obtaining such regulatory approval, including any required validation analyses may prevent a third-party diagnostics provider from commercializing such genetic test and will adversely affect our business, operating results and prospects.

Before a genetic test can be used commercially, including in conjunction with Gencaro, if it is approved for marketing, the third-party diagnostics provider must obtain FDA Premarket Approval, or PMA, for such test. The FDA may require additional validation of the genetic test we used in GENETIC-AF prior to any approval of Gencaro or the genetic test or prior to the use of such test in any future clinical trials for Gencaro. We anticipate the genetic test will be required as a condition to prescribing Gencaro. There is no guarantee the FDA will approve the anticipated PMA submission for the genetic test. Even if the genetic test is eventually approved, performing additional validation work necessary to support the PMA, if required, for current or future genetic test products, including one associated with Gencaro, would require additional time and expense and the outcome would be uncertain. Moreover, such delays or increased costs or failures could adversely affect our business, operating results and prospects for commercializing the genetic test.

If a third-party diagnostics provider responsible for the genetic test or certain of its third-party suppliers fails to comply with ongoing FDA or other foreign regulatory authority requirements, or if there are unanticipated problems with the genetic test, these products could be subject to restrictions or withdrawal from use in a trial or from the market.

Any diagnostic for which a third-party diagnostics provider obtains clearance or approval, and the manufacturing processes, reporting requirements, post-approval clinical data and promotional activities for such product, will be subject to continued regulatory review, oversight and periodic inspections by the FDA and other domestic and foreign regulatory bodies. With respect to the genetic test, to the extent applicable, any third-party diagnostics provider and certain of its suppliers will be required to comply with the FDA’s Quality System Regulation, or QSR, and International Standards Organization, or ISO, requirements which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which clearance or approval is obtained. Regulatory bodies, such as the FDA, enforce the QSR and other regulations through periodic inspections. The failure by a third-party diagnostics provider, or certain of its third-party manufacturers or suppliers, as the case may be, to comply with applicable statutes and regulations administered by the FDA and other regulatory bodies, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in, among other things, enforcement actions. If any of these actions were to occur, it could harm our reputation and cause product sales and profitability of Gencaro, if approved, to suffer and may prevent us from generating revenue or utilizing the genetic test further in any clinical trial. Even if regulatory clearance or approval is granted, such clearance or approval may be subject to limitations on the intended uses for which the product may be marketed and reduce our potential to successfully commercialize the product and generate revenue from the product.

Future sales of Gencaro may suffer if its marketplace acceptance is negatively affected by the genetic test.

The genetic test is an important component of the commercial strategy for Gencaro in addition to being required for our clinical trials. We believe that the genetic test helps predict patient response to Gencaro, and that this aspect of the drug is important to its ability to compete effectively with current therapies. The genetic test adds an additional step in the prescribing process, an additional cost for the patient and payors, the risk that the test results may not be rapidly available and the possibility that it may not be available at all to hospitals and medical centers. Although we anticipate that Gencaro, if approved in a timely manner, would be the first genetically-targeted cardiovascular drug, Gencaro will be one of a number of successful drugs in the beta-blocker class currently on the market. Prescribers may be more familiar with these other beta-blockers, and may be resistant to prescribing Gencaro as an AF therapy in patients with HF. For instance, the top-line results of our Phase 2B GENETIC-AF clinical trial indicated that Gencaro demonstrated a similar treatment benefit compared to the active comparator, metoprolol succinate (TOPROL-XL). If our future clinical trials in Gencaro do not show that Gencaro has a clear therapeutic benefit as compared to other drugs in the beta-blocker class currently on the market, then prescribers may be unlikely to prescribe Gencaro to patients, even if approved. Any one of these factors could affect prescriber behavior, which in turn may substantially impede market acceptance of the genetic test, which could cause significant harm to Gencaro’s ability to compete, and in turn harm our business.

Our failure to raise substantial additional funding or enter into a strategic transaction may materially and adversely affect our business.

Unless we are able to raise substantial additional funding for the development of AB201 or Gencaro through other means, we will need to complete a strategic transaction to continue the development of AB201 or Gencaro through its next phase of clinical development, the regulatory submission process, the commercialization phase, and to continue our other operations. The strategic transactions that we may consider include a potential combination or partnership. Our board of directors and management team have and will continue to devote substantial time and resources to obtaining additional capital or the consideration and implementation of any such strategic transaction. In addition, conditions in the financial markets may lead to an increased number of biotechnology companies that are also seeking to enter into strategic transactions, which may limit our ability to negotiate favorable terms for any such transaction. Further, our current employees do not have experience in the strategic transaction process, and our previous efforts to enter into a strategic transaction have not been successful. As a result of these and other factors, there is substantial risk that we may not be able to complete a strategic transaction on favorable terms, or at all. The failure to complete such a strategic transaction may materially and adversely affect our business.

We are limited in our ability to access sufficient funding through a public or private equity offering or convertible debt offering.

Nasdaq rules impose restrictions on our ability to raise funds through a private offering of our common stock, convertible debt or similar instruments without obtaining stockholder approval. Under Nasdaq rules, an offering of more than 20% of our total shares outstanding at a price per share less than (i) the closing price of our common stock on the Nasdaq Capital Market immediately preceding the signing of the binding agreement, or (ii) the average closing price of our common stock on the Nasdaq Capital Market for the five trading days immediately preceding the signing of the binding agreement requires stockholder approval unless the offering qualifies as a “public offering” for purposes of the Nasdaq rules. As of March 31, 2020, we had approximately 1.6 million shares of common stock outstanding, 20% of which is approximately 319,000 shares. SEC rules impose restrictions on our ability to raise funds through the registered offering of our securities pursuant to a “shelf” registration statement on Form S-3. Under SEC rules, we are prohibited from selling securities under such a registration statement if the aggregate market value of the securities sold thereunder in any twelve-month period exceeds one-third of the market value of our outstanding common stock held by non-affiliates. In the twelve-months prior to June 1, 2020, we sold an aggregate of 138,514 shares of our common stock pursuant to the terms of such sales agreement, as amended, for aggregate gross proceeds of approximately $0.8 million. Due to these sales, we may be limited in our ability to sell securities registered on Form S-3 over the next 12 months, which may substantially limit our ability to effect future financings. In addition, we are currently subject to certain contractual rights of investors arising from our public and private equity financing transactions that limit the nature and price of future public and private financing transactions that we may effect.

Unless we are able to generate sufficient product revenue, we will continue to incur losses from operations and will not achieve or maintain profitability. We are years away from commercializing a product and generating product revenue.

Our historical losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital, among other things. We are years away from commercializing a product and generating any product revenue. As a result, we expect to continue to incur significant operating losses for the foreseeable future. Even if we ultimately receive regulatory approval for AB201, Gencaro or our other product candidates, sales of such products may not generate sufficient revenue for it to achieve or maintain profitability. Because of the numerous risks and uncertainties associated with developing therapeutic drugs, we may experience larger than expected future losses and may never reach profitability.

Our product candidates are subject to extensive regulation, which can be costly and time-consuming, and unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue.

The preclinical and clinical development, testing, manufacture, safety, efficacy, labeling, storage, recordkeeping, and subsequent advertising, promotion, sale, marketing, and distribution, if approved, of our product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and elsewhere. These regulations also vary in important, meaningful ways from country to country. We are not permitted to market a potential drug in the United States until we receive approval of an NDA from the FDA for such drug. We have not received an NDA approval from the FDA for AB201, Gencaro or any of our other product candidates. There can be no guarantees with respect to our product candidates that clinical studies will adequately support an NDA, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful.

To receive regulatory approval for the commercial sale of any product candidates, we must demonstrate safety and efficacy in humans to the satisfaction of regulatory authorities through preclinical studies and adequate and well-controlled clinical trials of the product candidates. This process is expensive and can take many years, and failure can occur at any stage of the testing. Our failure to adequately demonstrate the safety and efficacy of our product candidates will prevent regulatory approval and commercialization of such products.

We do not yet have guidance from FDA on a development program for AB201, so we do not yet know what FDA will require in terms of a clinical development plan, including trial design and number of patients and trials needed for the successful development of AB201.

In 2008, we submitted and the FDA accepted our NDA filing for Gencaro for the treatment of chronic HF. In 2009, the FDA issued a Complete Response Letter, or CRL, in which the FDA stated that it could not approve the Gencaro NDA in its current form and specified actions required for approval of the NDA, including conducting an additional Phase 3 clinical trial of Gencaro in patients with HF. We completed a Phase 2B clinical study of Gencaro in HF patients to assess its efficacy in reducing or preventing AF. We enrolled 267 HF patients with AF in the Phase 2B clinical trial. We reported top-line Phase 2B data in February 2018. In the third quarter of 2018, we submitted a SPA to the FDA for a Phase 3 clinical trial. In 2019, the FDA approved our SPA request for a Phase 3 clinical trial of Gencaro. Even though the FDA approved our SPA, this product candidate will require years of additional clinical development. Even if we conduct additional studies in accordance with our SPA agreement or further FDA guidance and submit or file a new or amended NDA, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval.

In the event that we or our collaborators conduct preclinical studies that do not comply with Good Laboratory Practices, or GLP, or incorrectly design or carry out human clinical trials in accordance with Good Clinical Practices, or GCP, or those clinical trials fail to demonstrate clinical significance, it is unlikely that we will be able to obtain FDA approval for product development candidates. Our inability to successfully initiate and effectively complete clinical trials for any product candidate on schedule, or at all, will severely harm our business. Significant delays in clinical development could materially increase product development costs or allow our competitors to bring products to market before we do, impairing our ability to effectively commercialize any future product candidate. We do not know whether planned clinical trials will begin on time, will need to be redesigned or will be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including:

•

delays or failures in obtaining regulatory authorization to commence a trial because of safety concerns of regulators relating to our product candidates or similar product candidates of our competitors or failure to follow regulatory guidelines;

•	delays or failures in obtaining clinical materials and manufacturing sufficient quantities of the product candidates for use in trials;

•	delays or failures in reaching agreement on acceptable terms with prospective study sites;

•	delays or failures in obtaining approval of our clinical trial protocol from an institutional review board to conduct a clinical trial at a prospective study site;

•

delays in recruiting patients to participate in a clinical trial, which may be due to the size of the patient population, eligibility criteria, protocol design, perceived risks and benefits of the drug, availability of other approved and standard of care therapies or, availability of clinical trial sites;

•	other clinical trials seeking to enroll subjects with similar profile;

•	failure of our clinical trials and clinical investigators to be in compliance with GCP;

•	unforeseen safety issues, including negative results from ongoing preclinical studies;

•	inability to monitor patients adequately during or after treatment;

•	difficulty recruiting and monitoring multiple study sites;

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failure of our third-party contract research organizations, clinical site organizations and other clinical trial managers, to satisfy their contractual duties, comply with regulations or meet expected deadlines; and

•	an insufficient number of patients who have, or are willing to have, a Medtronic device implanted for monitoring and recording AF burden data.

In addition, any approvals we may obtain may not cover all of the clinical indications for which we seek approval or permit us to make claims of superiority over currently marketed competitive products. Also, an approval might contain significant limitations in the form of narrow indications, warnings, precautions or contraindications with respect to conditions of use. If the FDA determines that a risk evaluation and mitigation strategy, or REMS, is necessary to ensure that the benefits of the drug outweigh the risks, we may be required to include as part of the NDA a proposed REMS that may include a package insert directed to patients, a plan for communication with healthcare providers, restrictions on a drug’s distribution, or a Medication Guide, to provide better information to consumers about the drug’s risks and benefits. Finally, an approval could be conditioned on our commitment to conduct further clinical trials, which we may not have the resources to conduct or which may negatively impact our financial situation..

The manufacture of AB201 and Gencaro and the tableting of Gencaro is done by third party suppliers, who must also meet cGMP requirements and pass a pre-approval inspection of their facilities before we can obtain marketing approval.

All of our product candidates are prone to the risks of failure inherent in drug development. The results from preclinical animal testing and early human clinical trials may not be predictive of results obtained in later human clinical trials. Further, although a new product may show promising results in preclinical or early human clinical trials, it may subsequently prove unfeasible or impossible to generate sufficient safety and efficacy data to obtain necessary regulatory approvals. The data obtained from preclinical and clinical studies are susceptible to varying interpretations that may delay, limit or prevent regulatory approval, and the FDA and other regulatory authorities in the United States and elsewhere exercise substantial discretion in the drug approval process. The numbers, size and design of preclinical studies and clinical trials that will be required for FDA or other regulatory approval will vary depending on the product candidate, the disease or condition for which the product candidate is intended to be used and the regulations and guidance documents applicable to any particular product candidate. The FDA or other regulators can delay, limit or deny approval of any product candidate for many reasons, including, but not limited to:

•	side effects;

•	safety and efficacy;

•	defects in the design of clinical trials;

•	the fact that the FDA or other regulatory officials may not approve our or our third party manufacturer’s processes or facilities; or

•

the fact that new regulations may be enacted by the FDA or other regulators may change their approval policies or adopt new regulations requiring new or different evidence of safety and efficacy for the intended use of a product candidate.

In light of widely publicized events concerning the safety of certain drug products, regulatory authorities, members of Congress, the Government Accountability Office, medical professionals and the general public have raised concerns about potential drug safety issues. These events have resulted in the withdrawal of certain drug products, revisions to certain drug labeling that further limit use of the drug products and establishment of risk management programs that may, for instance, restrict distribution of drug products. The increased attention to drug safety issues may result in a more cautious approach by the FDA to clinical trials and approval. Data from clinical trials may receive greater scrutiny with respect to safety and the product’s risk/benefit profile, which may make the FDA or other regulatory authorities more likely to terminate clinical trials before completion, or require longer or additional clinical trials that may result in substantial additional expense, and a delay or failure in obtaining approval or approval for a more limited indication than originally sought. Aside from issues concerning the quality and sufficiency of submitted preclinical and clinical data, the FDA may be constrained by limited resources from reviewing and determining the approvability of the Gencaro NDA in a timely manner.

In pursuing clinical development of Gencaro for an AF indication, we will be required to amend the Gencaro HF NDA or prepare a new NDA. The FDA could approve Gencaro, but without including some or all of the prescribing information that we have requested. For instance, the FDA could approve Gencaro for AF in a more limited patient population or include additional warnings in the drug’s label. This, in turn, could substantially and detrimentally impact our ability to successfully commercialize Gencaro and effectively protect our intellectual property rights in Gencaro.

If our product candidates receive regulatory approval, we would be subject to ongoing regulatory obligations and restrictions, which may result in significant expenses and limit our ability to develop and commercialize other potential products.

If a product candidate of ours is approved by the FDA or by another regulatory authority, we would be held to extensive regulatory requirements over product manufacturing, testing, distribution, labeling, packaging, adverse event reporting and other reporting to regulatory authorities, storage, advertising, marketing, promotion, distribution, and record keeping. Regulatory approvals may also be subject to significant limitations on the indicated uses or marketing of the product candidates. Potentially costly follow-up or post-marketing clinical studies may be required as a condition of approval to further substantiate safety or efficacy, or to investigate specific issues of interest to the regulatory authority. Previously unknown problems with the product candidate, including adverse events of unanticipated severity or frequency, may result in additional regulatory controls or restrictions on the marketing or use of the product or the need for post marketing studies, and could include suspension or withdrawal of the products from the market.

Furthermore, our third-party manufacturers and the manufacturing facilities that they use to make our product candidates are regulated by the FDA. Quality control and manufacturing procedures must continue to conform to cGMP after approval. Drug manufacturers and their subcontractors are required to register their facilities and products manufactured annually with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA, state and/or other foreign authorities. Any subsequent discovery of problems with a product, or a manufacturing or laboratory facility used by us or our collaborators, may result in restrictions on the product, or on the manufacturing or laboratory facility, including a withdrawal of the drug from the market or suspension of manufacturing. Any changes to an approved product, including the way it is manufactured or promoted, often require FDA approval before the product, as modified, can be marketed. We and our third-party manufacturers will also be subject to ongoing FDA requirements for submission of safety and other post-market information.

The marketing and advertising of our drug products by our collaborators or us will be regulated by the FDA, certain state agencies or foreign regulatory authorities. Violations of these laws and regulations, including promotion of our products for unapproved uses or failing to disclose risk information, are punishable by criminal and civil sanctions and may result in the issuance of enforcement letters or other enforcement action by the FDA, U.S. Department of Justice, state agencies, or foreign regulatory authorities that could jeopardize our ability to market the product.

In addition to the FDA, state or foreign regulations, the marketing of our drug products by us or our collaborators will be regulated by federal, state or foreign laws pertaining to health care “fraud and abuse,” such as the federal anti-kickback law prohibiting bribes, kickbacks or other remuneration for the order or recommendation of items or services reimbursed by federal health care programs. Many states have similar laws applicable to items or services reimbursed by commercial insurers. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs, including the Medicare, Medicaid and Veterans Affairs healthcare programs. Because of the far-reaching nature of these laws, we may be required to discontinue one or more of our practices to be in compliance with these laws. Healthcare fraud and abuse regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. Any violations of these laws, or any action against us for violations of these laws, even if we successfully defend against it, could have a material adverse effect on our business, financial condition and results of operations.

We could also become subject to false claims litigation under federal statutes, which can lead to civil money penalties, restitution, criminal fines and imprisonment, and exclusion from participation in Medicare, Medicaid and other federal and state health care programs. These false claims statutes include the False Claims Act, which allows any person to bring a suit on behalf of the federal government alleging submission of false or fraudulent claims, or causing to present such false or fraudulent claims, under federal programs or contracts claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. These suits against pharmaceutical companies have increased significantly in volume and breadth in recent years. Some of these suits have been brought on the basis of certain sales practices promoting drug products for unapproved uses. This new growth in litigation has increased the risk that a pharmaceutical company will have to defend a false claim action, pay fines or restitution, or be excluded from the Medicare, Medicaid, Veterans Affairs and other federal and state healthcare programs as a result of an investigation arising out of such action. We may become subject to such litigation and, if we are not successful in defending against such actions, those actions may have a material adverse effect on our business, financial condition and results of operations. We could also become subject to false claims litigation and consumer protection claims under state statutes, which also could lead to civil monetary penalties, restitution, criminal fines and imprisonment, and exclusion from participation in state health care programs. Of note, over the past few years there has been an increased focus on the sales and marketing practices of the pharmaceutical industry at both the federal and state level. Additionally, the law or regulatory policies governing pharmaceuticals may change. New statutory requirements may be enacted or additional regulations may be adopted that could prevent or delay regulatory approval of our product candidates or limit our ability to commercialize our products. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or elsewhere.

If we, our collaborators or our third-party manufacturers fail to comply with applicable continuing regulatory requirements, our business could be seriously harmed because a regulatory agency may:

•	issue untitled or warning letters;

•	suspend or withdraw our regulatory approval for approved products;

•	seize or detain products or recommend a product recall of a drug or medical device, or issue a mandatory recall of a medical device;

•	refuse to approve pending applications or supplements to approved applications filed by us;

•	suspend our ongoing clinical trials;

•	restrict our operations, including costly new manufacturing requirements, or restrict the sale, marketing and/or distribution of our products;

•	seek an injunction;

•	pursue criminal prosecutions;

•	close the facilities of our contract manufacturers; or

•	impose civil or criminal penalties.

Reliance on third parties to commercialize AB201, Gencaro or our other product candidates could negatively impact our business. If we are required to establish a direct sales force in the United States and are unable to do so, our business may be harmed.

Commercialization of AB201, Gencaro or any other product candidate, if approved, particularly the establishment of a sales organization, will require substantial additional capital resources. We currently intend to pursue a strategic partnership alternative for the commercialization of AB201 or Gencaro, if it is approved, and we have suspended our efforts to build internal sales, marketing and distribution capabilities. If we elect to rely on third parties to sell AB201, Gencaro and any other products, then we may receive less revenue than if we sold such products directly. In addition, we may have little or no control over the sales efforts of those third parties. If we are unable to complete a strategic transaction, we would be unable to commercialize AB201, Gencaro or any other product candidate without substantial additional capital. Even if such capital were secured, we would be required to build internal sales, marketing and distribution capabilities to market AB201 or Gencaro in the United States. None of our current employees have experience in establishing and managing a sales force.

In the event we are unable to sell AB201, Gencaro and other selected product candidates, either directly or through third parties via a strategic transaction, the commercialization of AB201 or Gencaro, if approved, may be delayed indefinitely.

We are dependent on our key personnel.

The success of our business is highly dependent on the principal members of our board of directors and executive management, including our President and Chief Executive Officer, Michael R. Bristow. The loss of the services of any such individual might seriously harm our product development, partnering and financing efforts. Recruiting and training personnel with the requisite skills is challenging and we compete for talent with companies that are larger and have more financial resources.

We have no manufacturing capacity which puts us at risk of lengthy and costly delays of bringing our products to market.

We do not currently operate manufacturing facilities for clinical or commercial production of our product candidates, including their active pharmaceutical ingredients, or API. We have no experience in drug formulation or manufacturing, and we lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. We do not intend to develop facilities for the manufacture of product candidates for clinical trials or commercial purposes in the foreseeable future. We have contracted with several third-party manufacturing organizations for production and analytical testing of our product candidates. These contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to successfully produce, store and distribute our products. In addition, these manufacturers may have staffing difficulties, may not be able to manufacture our products on a timely basis or may become financially distressed. In the event of errors in forecasting production quantities required to meet demand, natural disaster, equipment malfunctions or failures, technology malfunctions, strikes, lock-outs or work stoppages, regional power outages, product tampering, war or terrorist activities, actions of regulatory authorities, business failure, strike or other difficulty, we may be unable to find an alternative third-party manufacturer in a timely manner and the production of our product candidates would be interrupted, resulting in delays and additional costs, which could impact our ability to commercialize and sell our product candidates. We or our contract manufacturers may also fail to achieve and maintain required manufacturing standards, which could result in patient injury or death, product recalls or withdrawals, an order by governmental authorities to halt production, delays or failures in product testing or delivery, stability testing failures, cost overruns or other problems that could seriously hurt our business. Contract manufacturers also often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. In addition, our contract manufacturers are subject to ongoing inspections and regulation by the FDA, the U.S. Drug Enforcement Agency and corresponding foreign and state agencies and they may fail to meet these agencies’ acceptable standards of compliance. If our contract manufacturers fail to comply with applicable governmental regulations, such as quality control, quality assurance and the maintenance of records and documentation, we may not be able to continue production of the API or finished product. If the safety of any API or product supplied is compromised due to failure to adhere to applicable laws or for other reasons, this may jeopardize our regulatory approval for AB201, Gencaro and other product candidates, and we may be held liable for any injuries sustained as a result. Upon the occurrence of one of the aforementioned events, the ability to switch manufacturers may be difficult for a number of reasons, including:

•	the number of potential manufacturers is limited and we may not be able to negotiate agreements with alternative manufacturers on commercially reasonable terms, if at all;

•	long lead times are often needed to manufacture drugs;

•	the manufacturing process is complex and may require a significant learning curve; and

•	the FDA must approve any replacement prior to manufacturing, which requires new testing and compliance inspections.

Transitioning from a clinical development stage company will require successful completion of a number of steps, many of which are outside of our control and, consequently, we can provide no assurance of our successful and timely transition from a clinical development stage company.

We are a clinical development stage biopharmaceutical company with a limited operating history. To date we have not generated any product revenue and have historically funded our operations through investment capital. Our future growth depends on our ability to emerge from the clinical development stage and successfully commercialize or provide for the commercialization of AB201, Gencaro and our other product candidates which in turn, will depend, among other things, on our ability to:

•	conduct additional clinical trials and develop and obtain regulatory approval for AB201, Gencaro or other product candidates;

•	successfully partner a companion genetic test with the commercial launch of AB201 or Gencaro;

•	enter into a strategic transaction enabling the continued development and commercialization of AB201 or Gencaro, or alternatively, raise significant additional capital to enable these activities;

•	pursue additional indications for AB201 or Gencaro and develop other product candidates, including other cardiovascular therapies; and

•	obtain commercial quantities of AB201, Gencaro or other product candidates at acceptable cost levels.

Any one of these factors or other factors discussed in this prospectus supplement could affect our ability to successfully commercialize Gencaro and other product candidates, which could impact our ability to earn sufficient revenues to transition from a clinical development stage company and continue our business.

If approved by the FDA, AB201 or Gencaro will be entering a competitive marketplace and may not succeed.

We do not yet know what the commercial opportunity will be, if any, for AB201 if it is approved for treating COVID-19 disease. We do not know how and to whom AB201 would be marketed and what the commercial arrangements would be for its sales and reimbursement. While we anticipate that AB201, if approved, could potentially be used in combination with antiviral drugs and other therapies, there are other vaccines and therapies under development.

Gencaro is a new type of beta-blocker and vasodilator being developed for AF. While we anticipate that this drug, if approved, would be the first genetically-targeted cardiovascular drug, and potentially the only beta-blocker approved for AF, Gencaro will be one of a number of accepted treatments for AF. In addition, our proposed prescribing information for Gencaro is expected to include a requirement for genetic testing of the patient to ascertain if they have the genotype that we believe responds best to Gencaro. This additional step will add incremental cost and procedures to prescribing Gencaro, which could make it more difficult to compete against existing therapies.

Our commercial opportunity may be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, have fewer side effects, are more convenient or are less expensive than Gencaro. If products with any of these properties are developed, or any of the existing products are better marketed, then prescriptions of Gencaro by physicians and patient use of Gencaro could be significantly reduced or rendered obsolete and noncompetitive. Further, public announcements regarding the development of any such competing drugs could adversely affect the market price of our common stock and the value of our assets.

Future sales of our products may suffer if they are not accepted in the marketplace by physicians, patients and the medical community.

AB201, Gencaro or our other product candidates may not gain market acceptance among physicians, patients and the medical community. The degree of market acceptance of AB201, Gencaro or our other product candidates will depend on a number of factors, such as its effectiveness and tolerability, as compared with competitive drugs. For instance, if AB201 is approved, by that time there may be superior alternatives in terms of vaccines and/or therapeutics that may significantly impact the relative medical benefits offered by AB201. If our future clinical trials for AB201 do not show that AB201 has a clear therapeutic benefit as compared to other therapies or vaccines that are approved in the interim, then there may be a limited or no commercial market for AB201. Also, prevalence and severity of side-effects could negatively affect market acceptance of AB201. Failure to achieve market acceptance of AB201 or Gencaro would significantly harm our business.

If we are unable to obtain acceptable prices or adequate reimbursement from third-party payors for AB201, Gencaro, or any other product candidates that we may seek to commercialize, then our revenues and prospects for profitability will suffer.

Our or any strategic partner’s ability to commercialize AB201, Gencaro, or any other product candidates that we may seek to commercialize, is highly dependent on the extent to which coverage and reimbursement for these product candidates will be available from:

•	governmental payors, such as Medicare and Medicaid;

•	private health insurers, including managed-care organizations; and

•	other third-party payors.

Many patients will not be capable of paying for our potential products themselves and will rely on third-party payors to pay for their medical needs. A primary current trend in the U.S. health care industry is toward cost containment. Large private payors, managed-care organizations, group purchasing organizations and similar organizations are exerting increasing influence on decisions regarding the use of, and reimbursement levels for, particular treatments. Such third-party payors, including Medicare, are challenging the prices charged for medical products and services, and many third-party payors limit reimbursement for newly approved health care products.

Cost-control initiatives could decrease the price we might establish for products, which could result in product revenues lower than anticipated. If the prices for our product candidates decrease, or if governmental and other third-party payors do not provide adequate coverage and reimbursement levels, then our revenue and prospects for profitability will suffer.

Health care reform measures could materially and adversely affect our business.

The business and financial condition of pharmaceutical and biotechnology companies are affected by the efforts of governmental and third-party payors to contain or reduce the costs of health care. The U.S. Congress has enacted legislation to reform the health care system. While we anticipate that this legislation may, over time, increase the number of patients who have insurance coverage for pharmaceutical products, it also imposes cost containment measures that may adversely affect the amount of reimbursement for pharmaceutical products. These measures include increasing the minimum rebates for products covered by Medicaid programs and extending such rebates to drugs dispensed to Medicaid beneficiaries enrolled in Medicaid managed care organizations as well as expansion of the 340(B) Public Health Services drug discount program. In addition, such legislation contains a number of provisions designed to generate the revenues necessary to fund the coverage expansion, including new fees or taxes on certain health-related industries, including medical device manufacturers. Each medical device manufacturer has to pay an excise tax (or sales tax) in an amount equal to 2.3% of the price for which such manufacturer sells its medical devices. Such excise taxes may impact any potential sales of the genetic test if it is approved for marketing. On January 22, 2018, legislation was enacted suspending the medical device tax in 2018 and 2019. In December 2019, a permanent repeal of the medical device tax was enacted. The Gencaro Test is likely to be subject to this tax if this tax is reinstated in the future. In foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the health care system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control and we expect to see continued efforts to reduce healthcare costs in international markets.

Some states are also considering legislation that would control the prices of drugs, and state Medicaid programs are increasingly requesting manufacturers to pay supplemental rebates and requiring prior authorization by the state program for use of any drug for which supplemental rebates are not being paid. Managed care organizations continue to seek price discounts and, in some cases, to impose restrictions on the coverage of particular drugs. Government efforts to reduce Medicaid expenses may lead to increased use of managed care organizations by Medicaid programs. This may result in managed care organizations influencing prescription decisions for a larger segment of the population and a corresponding constraint on prices and reimbursement for drugs. It is likely that federal and state legislatures and health agencies will continue to focus on additional health care reform in the future although we are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. We or any strategic partner’s ability to commercialize AB201, Gencaro, or any other product candidates that we may seek to commercialize, is highly dependent on the extent to which coverage and reimbursement for these product candidates will be available from government payors, such as Medicare and Medicaid, private health insurers, including managed care organizations, and other third-party payors, and any change in reimbursement levels could materially and adversely affect our business. Further, the pendency or approval of future proposals or reforms could result in a decrease in our stock price or limit our ability to raise capital or to obtain strategic partnerships or licenses.

Our competitors may be better positioned in the marketplace and thereby may be more successful than us at developing, manufacturing and marketing approved products.

Many of our competitors currently have significantly greater financial resources and expertise in conducting clinical trials, obtaining regulatory approvals, managing manufacturing and marketing approved products than us. Other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. In addition, these third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring therapies and therapy licenses complementary to our programs or advantageous to our business. We expect that our ability to compete effectively will depend upon our ability to:

•	successfully and rapidly complete clinical trials for any product candidates and obtain all requisite regulatory approvals in a cost-effective manner;

•	build an adequate sales and marketing infrastructure, raise additional funding, or enter into strategic transactions enabling the commercialization of our products;

•	develop competitive formulations of our product candidates;

•	attract and retain key personnel; and

•	identify and obtain other product candidates on commercially reasonable terms.

If we fail to identify and license or acquire other products or product candidates, then we may be unable to expand our business, and the acquisition or licensing of other products or product candidates may put a strain on our operations and will likely require us to seek additional financing.

One of our strategies is to license or acquire clinical-stage products or product candidates and further develop them for commercialization. The market for licensing and acquiring products and product candidates is intensely competitive and many of our competitors may have greater resources than we do. If we undertake any additional acquisitions, whether of product candidates or other biopharmaceutical companies, the process of integrating an acquired product candidate or complementary company into our business may put a strain on our operations, divert personnel, financial resources and management’s attention. In 2019, our research and development activities were dedicated to Gencaro and non-clinical development activities with AB171. We expect our research and development activities for 2020, subject to obtaining additional financing, will be focused on regulatory activities related to AB201, initiating the planned clinical trial of AB201. If we are not able to substantially expand our research and development efforts, or identify, or license or acquire other products or product candidates or complete future acquisitions, then we will likely be unable expand our pipeline of product candidates. In addition, any future acquisition would give rise to additional operating costs and will likely require us to seek additional financing. Future acquisitions could result in additional issuances of equity securities that would dilute the ownership of existing stockholders. Future acquisitions could also result in the incurrence of debt, contingent liabilities or the amortization of expenses related to other intangible assets, any of which could adversely affect our operating results.

We would be subject to applicable regulatory approval requirements of the foreign countries in which we market our products, which are costly and may prevent or delay us from marketing our products in those countries.

In addition to regulatory requirements in the United States, we would be subject to the regulatory approval requirements in each foreign country where we market our products. In addition, we might be required to identify one or more collaborators in these foreign countries to develop, seek approval for and manufacture our products and any companion genetic test for Gencaro. If we decide to pursue regulatory approvals and commercialization of our product candidates internationally, we may not be able to obtain the required foreign regulatory approvals on a timely basis, if at all, and any failure to do so may cause us to incur additional costs or prevent us from marketing our products in foreign countries, which may have a material adverse effect on our business, financial condition and results of operations.

If our internal control over financial reporting is not considered effective, our business and stock price could be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year, and to include a management report assessing the effectiveness of our internal control over financial reporting in our annual report on Form 10-K for that fiscal year. Our management, including our principal executive officer and principal financial officer, does not expect that our internal control over financial reporting will prevent all error and all fraud. We continue to operate with a small staff for financial reporting. Though the process and design of our internal controls over financial reporting have not been altered, the small number of staff involved in financial reporting may limit our ability to properly segregate internal control procedures which could result in deficiencies or material weaknesses in our internal controls in the future. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud involving a company have been, or will be, detected. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become ineffective because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. We cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal control over financial reporting in the future. A material weakness in our internal control over financial reporting would require management to consider our internal control over financial reporting as ineffective. If our internal control over financial reporting is not considered effective, we may experience a loss of public confidence, which could have an adverse effect on our business and on the market price of our common stock.

Changes in tax laws or regulations that are applied adversely to us or our customers may have a material adverse effect on our business, cash flow, financial condition or results of operations.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could affect the tax treatment of our domestic and foreign earnings. Any new taxes could adversely affect our domestic and international business operations, and our business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act, significantly revised the Internal Revenue Code of 1986, as amended, or the Code. Future guidance from the Internal Revenue Service and other tax authorities with respect to the Tax Cuts and Jobs Act may affect us, and certain aspects of the Tax Cuts and Jobs Act could be repealed or modified in future legislation. In addition, it is uncertain if and to what extent various states will conform to the Tax Cuts and Jobs Act or any newly enacted federal tax legislation. Changes in corporate tax rates, the realization of net deferred tax assets relating to our operations, the taxation of foreign earnings, and the deductibility of expenses under the Tax Cuts and Jobs Act or future reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges, and could increase our future U.S. tax expense.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

As of December 31, 2019, we had net operating loss, or NOL, carryforwards of approximately $170.3 million, and approximately $1.7 million of research and development credits that may be used to offset future taxable income. Our net operating loss carryforwards generated prior to 2018 will expire beginning in 2025 if not utilized. Under the Tax Cuts and Jobs Act, U.S. federal NOLs incurred in tax years ending after December 31, 2017, may be carried forward indefinitely, but the deductibility of federal NOLs generated in tax years beginning after December 31, 2017, is limited. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” (as defined under Section 382 of the Code and applicable Treasury Regulations) is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. We have not determined whether we have experienced an ownership change in the past, and we experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which may be outside of our control. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to reduce future income tax liabilities, including for state tax purposes. For these reasons, we may not be able to utilize a material portion of the NOLs reflected on our balance sheet, even if we attain profitability, which could potentially result in increased future tax liability to us and could adversely affect our operating results and financial condition.

Security breaches, cyber-attacks, or other disruptions or incidents could expose us to liability and affect our business and reputation.

We are increasingly dependent on our information technology systems and infrastructure for our business. We, our collaborators and our service providers collect, store, and transmit sensitive information including intellectual property, proprietary business information, clinical trial data and personal information in connection with our business operations. The secure maintenance of this information is critical to our operations and business strategy. Some of this information could be an attractive target of criminal attack by third parties with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” patient groups, disgruntled current or former employees, nation-state and nation-state supported actors, and others. Cyber-attacks are of ever-increasing levels of sophistication, and despite our security measures, our information technology and infrastructure may be vulnerable to such attacks or may be breached, including due to employee error or malfeasance.

We have implemented information security measures to protect our systems, proprietary information and sensitive data against the risk of inappropriate and unauthorized external use and disclosure and other types of compromise. However, despite these measures, and due to the ever changing information cyber-threat landscape, we cannot guarantee that these measures will be adequate to detect, prevent or mitigate security breaches and other incidents and we may be subject to data breaches through cyber-attacks, malicious code (such as viruses and worms), phishing attacks, social engineering schemes, and insider theft or misuse. Any such breach could compromise our networks and the information stored there could be accessed, modified, destroyed, publicly disclosed, lost or stolen. If our systems become compromised, we may not promptly discover the intrusion.

Any security breach of other incident, whether real or perceived, could cause us to suffer reputational damage. Such incidents could result in costs to respond to, investigate and remedy such incidents, notification obligations to affected individuals, government agencies, credit reporting agencies and other third parties, legal claims or proceedings, and liability under our contracts with other parties and federal and state laws that protect the privacy and security of personal information. Any one of these events could cause our business to be materially harmed and our results of operations would be adversely impacted.

Failure to comply with data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business.

We and our partners may be subject to federal, state, and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of our partners. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under the Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA. Depending on the facts and circumstances, we could be subject to criminal penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

In addition, the California Consumer Privacy Act, or the CCPA, became effective on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used by requiring covered companies to provide new disclosures to California consumers (as that term is broadly defined) and provide such consumers new ways to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Although there are limited exemptions for clinical trial data and the CCPA’s implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, the CCPA may increase our compliance costs and potential liability. Many similar privacy laws have been proposed at the federal level and in other states.

Foreign data protection laws, including, without limitation, the European Union Directive 95/46/EC, or the Directive, and the European Union’s General Data Protection Regulation, or the GDPR, that became effective in May 2018, and member state data protection legislation, may also apply to health-related and other personal information obtained outside of the United States. These laws impose strict obligations on the ability to process health-related and other personal information of data subjects in the European Union and the United Kingdom, including in relation to use, collection, analysis, and transfer (including cross-border transfer) of such personal information. These laws include several requirements relating to the consent of the individuals to whom the personal data relates, limitations on data processing, establishing a legal basis for processing, notification of data processing obligations or security incidents to appropriate data protection authorities or data subjects, the security and confidentiality of the personal data and various rights that data subjects may exercise.

The Directive and the GDPR prohibit, without an appropriate legal basis, the transfer of personal data to countries outside of the European Economic Area, or EEA, such as the United States, which are not considered by the European Commission to provide an adequate level of data protection. Switzerland has adopted similar restrictions. Although there are legal mechanisms to allow for the transfer of personal data from the EEA and Switzerland to the United States, uncertainty about compliance with European Union data protection laws remains. For example, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the EEA to the United States could result in further limitations on the ability to transfer personal data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that support cross-border data transfers, such as the European Union-U.S. and Swiss-U.S. Privacy Shield framework. Additionally, other countries have passed or are considering passing laws requiring local data residency.

Under the GDPR, regulators may impose substantial fines and penalties for non-compliance. Companies that violate the GDPR can face fines of up to the greater of 20 million Euros or 4% of their worldwide annual turnover (revenue). The GDPR increases our responsibility and potential liability in relation to personal data that we process, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR and other EU and international data protection rules.

Compliance with U.S. and foreign privacy and security laws, rules and regulations could require us to take on more onerous obligations in our contracts, require us to engage in costly compliance exercises, restrict our ability to collect, use and disclose data, or in some cases, impact our or our partners’ or suppliers’ ability to operate in certain jurisdictions. Each of these constantly evolving laws can be subject to varying interpretations. Failure to comply with U.S. and foreign data protection laws and regulations could result in government investigations and enforcement actions (which could include civil or criminal penalties), fines, private litigation, and/or adverse publicity and could negatively affect our operating results and business. Moreover, patients about whom we or our partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Risks Related to Intellectual Property and Other Legal Matters

If product liability lawsuits are successfully brought against us, then we will incur substantial liabilities and may be required to limit commercialization of AB201, Gencaro or other product candidates.

We face product liability exposure related to the testing of our product candidates in human clinical trials, and may face exposure to claims by an even greater number of persons once we begin marketing and distributing our products commercially. If we cannot successfully defend against product liability claims, then we will incur substantial liabilities.

Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for our products and product candidates;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	costs of related litigation;

•	substantial monetary awards to patients and others;

•	loss of revenues; and

•	the inability to commercialize our products and product candidates.

We have obtained limited product liability insurance coverage. Such coverage, however, may not be adequate or may not continue to be available to us in sufficient amounts or at an acceptable cost, or at all. We may not be able to obtain commercially reasonable product liability insurance for any product candidate.

Defending against claims relating to improper handling, storage or disposal of hazardous chemicals, radioactive or biological materials could be time consuming and expensive.

Our research and development of product candidates may involve the controlled use of hazardous materials, including chemicals, radioactive and biological materials. We cannot eliminate the risk of accidental contamination or discharge and any resultant injury from the materials. Various laws and regulations govern the use, manufacture, storage, handling and disposal of hazardous materials. We may be sued or be required to pay fines for any injury or contamination that results from our use or the use by third parties of these materials. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

The loss of any rights to market key products would significantly impair our operating results.

We have licensed from CPEC, who has licensed rights to all preclinical and clinical data from development of bucindolol through the BEST trial from Bristol Meyers Squibb, or BMS, the exclusive rights to Gencaro for all therapeutic and diagnostic uses in any country until the later of (i) 10 years from the first commercial sale of Gencaro in such country, or (ii) the termination of our commercial exclusivity in such country. This license includes a sublicense to us from BMS. We are obligated to use commercially reasonable efforts to develop and commercialize Gencaro, including obtaining regulatory approvals. Our ability to develop and commercialize Gencaro is dependent on numerous factors, including some factors that are outside of our control. CPEC has the right to terminate our license if we materially breach our obligations under the license agreement and fail to cure any such breach within the terms of the license. In October 2017, we entered into an agreement with Aeolus pursuant to which we acquired Aeolus’ minority membership interest in CPEC. The transaction effectively buys-out Aeolus’ royalty interest thereby reducing or eliminating the stated milestone and royalty obligations that could be payable by us, if Gencaro receives regulatory approval and is commercialized.

If our license agreement with CPEC is terminated for reasons related to non-payment of fees, or for any other breach, then we would have no further rights to develop and commercialize Gencaro for any indication. The termination of this license, or of any other agreement which enables us to market a key product or product candidate, could significantly and adversely affect our business.

Certain intellectual property licensed by us is the subject of additional licensing arrangements to which the party that has licensed rights to us is subject. If such parties were to breach the terms of such licenses or such licenses were otherwise to terminate, our and our partners’ rights to use such technology and develop and commercialize their products such as the genetic test may terminate and our business would be materially harmed.

Third parties may own or control patents or patent applications that we may be required to license to commercialize our product candidates or that could result in litigation that would be costly and time consuming.

Our or any strategic partner’s ability to commercialize AB201, Gencaro and other product candidates depends upon our ability to develop, manufacture, market and sell these drugs without infringing the proprietary rights of third parties. A number of pharmaceutical and biotechnology companies, universities and research institutions have or may be granted patents that cover technologies similar to the technologies owned by or licensed to us. We may choose to seek, or be required to seek, licenses under third party patents, which would likely require the payment of license fees or royalties or both. We may also be unaware of existing patents that may be infringed by AB201 or Gencaro, the genetic testing we intend to use in connection with Gencaro or our other product candidates. Because patent applications can take many years to issue, there may be other currently pending applications that may later result in issued patents that are infringed by AB201, Gencaro or our other product candidates. Moreover, a license may not be available to us on commercially reasonable terms, or at all.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and biopharmaceutical industries generally. If a third party claims that we are infringing on its technology, then our business and results of operations could be harmed by a number of factors, including:

•	infringement and other intellectual property claims, even if without merit, are expensive and time-consuming to litigate and can divert management’s attention from our core business;

•	monetary damage awards for past infringement can be substantial;

•	a court may prohibit us from selling or licensing product candidates unless the patent holder chooses to license the patent to us; and

•	if a license is available from a patent holder, we may have to pay substantial royalties.

We may also be forced to bring an infringement action if we believe that a competitor is infringing our protected intellectual property. Any such litigation will be costly, time-consuming and divert management’s attention, and the outcome of any such litigation may not be favorable to us.

Our intellectual property rights may not preclude competitors from developing competing products and our business may suffer.

Our competitive success will depend, in part, on our ability to obtain and maintain patent protection for our inventions, technologies and discoveries, including intellectual property that we license. The patent positions of biotechnology companies involve complex legal and factual questions, and we cannot be certain that our patents and licenses will successfully preclude others from using our technology. Consequently, we cannot be certain that any of our patents will provide significant market protection or will not be circumvented or challenged and found to be unenforceable or invalid. In some cases, patent applications in the United States and certain other jurisdictions are maintained in secrecy until patents issue, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain of the priority of inventions covered by pending patent applications. Moreover, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, in opposition proceedings in a foreign patent office, or in a post-grant challenge proceeding such as an ex parte reexamination or inter partes review at the U.S. Patent and Trademark Office, any of which could result in substantial cost to us, even if the eventual outcome is favorable. There can be no assurance that a court of competent jurisdiction would hold any claims in any issued patent to be valid. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease using such technology.

If AB201 is approved, we expect to have market protection in the U.S. for 12 years from approval, under FDA law and regulations governing biologics license applications. However, another competitor could a compound with similar biological properties to AB201 that may not be barred by our exclusivity. We have also filed a provisional patent application for AB201 and its use for COVID-19 disease, but there is no assurance that this provisional application will ultimately result in an issued patent.

Regardless of merit, the listing of patents in the FDA Orange Book for Gencaro may be challenged as being improperly listed. We may have to defend against such claims and possible associated antitrust issues. We could also incur substantial costs in seeking to enforce our proprietary rights against infringement.

While the composition of matter patents on the compound that comprises Gencaro have expired, we hold the intellectual property concerning the interaction of Gencaro with the polymorphisms of the beta-1 and alpha-2C receptors. We have obtained patents that claim methods involving Gencaro after a patient’s receptor genotype has been determined. We anticipate that any NDA for Gencaro will request a label including a claim that efficacy varies based on receptor genotype and a recommendation in the prescribing information that prospective patients be tested for their receptor genotype. We believe that under applicable law, a generic bucindolol label would likely be required to include this recommendation as it pertains directly to the safe or efficacious use of the drug. Such a label may be considered as inducing infringement, carrying the same liability as direct infringement. If the label with the genotype information for Gencaro is not approved, or if generic labels are not required to copy the approved label, competitors could have an easier path to introduce competing products and our business may suffer. The approved label may not contain language covered by the patents, or we may be unsuccessful in enforcing them.

We may not be able to effectively protect our intellectual property rights in some foreign countries, as our patents are limited by jurisdiction and many countries do not offer the same level of legal protection for intellectual property as the United States.

We require our employees, consultants, business partners and members of our scientific advisory board to execute confidentiality agreements upon the commencement of employment, consulting or business relationships with us. These agreements provide that all confidential information developed or made known during the course of the relationship with us be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions resulting from work performed for us, utilizing the property or relating to our business and conceived or completed by the individual during employment shall be our exclusive property to the extent permitted by applicable law.

Third parties may breach these and other agreements with us regarding our intellectual property and we may not have adequate remedies for the breach. Third parties could also fail to take necessary steps to protect our licensed intellectual property, which could seriously harm our intellectual property position.

If we are not able to protect our proprietary technology, trade secrets and know-how, then our competitors may develop competing products. Any issued patent may not be sufficient to prevent others from competing with us. Further, we have trade secrets relating to AB201 and Gencaro, and such trade secrets may become known or independently discovered. Our issued patents and those that may issue in the future, or those licensed to us, may be challenged, opposed, invalidated or circumvented, which could allow competitors to market similar products or limit the patent protection term of our product candidates. All of these factors may affect our competitive position.

If the manufacture, use or sale of our products infringe on the intellectual property rights of others, we could face costly litigation, which could cause us to pay substantial damages or licensing fees and limit our ability to sell some or all of our products.

Extensive litigation regarding patents and other intellectual property rights has been common in the biopharmaceutical industry. Litigation may be necessary to assert infringement claims, enforce patent rights, protect trade secrets or know-how and determine the enforceability, scope and validity of certain proprietary rights. Litigation may even be necessary to defend disputes of inventorship or ownership of proprietary rights. The defense and prosecution of intellectual property lawsuits, U.S. Patent and Trademark Office interference proceedings, and related legal and administrative proceedings (e.g., a reexamination, inter partes review, or post-grant review) in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time-consuming to pursue, and their outcome is uncertain.

Regardless of merit or outcome, our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our stock price to decline. Adverse outcomes in patent litigation may potentially subject us to antitrust litigation which, regardless of the outcome, would adversely affect our business. An adverse determination may subject us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may include substantial cost and ongoing royalties. Licenses may not be available from third parties, or may not be obtainable on satisfactory terms. An adverse determination or a failure to obtain necessary licenses may restrict or prevent us from manufacturing and selling our products, if any. These outcomes could materially harm our business, financial condition and results of operations.

Risks Related to Ownership of our Common Stock and Stock Price Volatility

Our stock price has been and is expected to be volatile.

Our common stock has in the past been and in the future could be subject to significant fluctuations. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	the regulatory status of AB201, Gencaro and the genetic test, and whether and when they are approved for sale, if at all, and the labeling or other conditions of use imposed by the FDA;

•	our ability to secure additional funding or complete a strategic transaction or to complete development of and commercialize AB201 or Gencaro;

•	progress of any future clinical trials for AB201, Gencaro or our other product candidate, including enrollment and any data that may become available;

•	the results of our future clinical trials and any future NDAs of our current and future product candidates;

•	the entry into, or termination of, key agreements, including key strategic alliance agreements;

•	the results and timing of regulatory reviews relating to our product candidates;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	general and industry-specific economic conditions that may affect our research and development expenditures;

•	the results of clinical trials conducted by others on drugs that would compete with our product candidates;

•	issues in manufacturing our product candidates or any approved products;

•	the initiation of or material developments in or the conclusion of litigation to enforce or defend any of our intellectual property rights;

•	the loss of key employees;

•	the introduction of technological innovations or new commercial products by our competitors;

•	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

•	future sales of our common stock;

•	changes in the structure of health care payment systems;

•	period-to-period fluctuations in our financial results; and

•	our ability to retain the listing of our common stock on the Nasdaq Capital Market.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies, including as a result of the ongoing COVID-19 pandemic. These broad market fluctuations may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Future sales or the possibility of future sales of our common stock may depress the market price of our common stock.

Sales in the public market of substantial amounts of our common stock could depress prevailing market prices of our common stock. As of March 31, 2020, approximately 1.6 million shares of common stock were outstanding, and all of these shares are freely transferable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, except for shares held by our directors, officers and other affiliates and unregistered shares held by non-affiliates. The sale of these additional shares, or the perception that such sales may occur, could depress the market price of our common stock.

As of March 31, 2020, approximately 133,000 shares of our common stock were issuable upon the exercise of outstanding warrants. Once a warrant is exercised, if the shares of our common stock issued upon the exercise of any such warrant are not available for sale in the open market without further registration under the Securities Act, then the holder can arrange for the resale of shares either by invoking any applicable registration rights, causing the shares to be registered under the Securities Act and thus freely transferable, or by relying on an exemption to the Securities Act. For instance, in July 2015, we filed a registration statement on Form S-3 which registered for resale an aggregate of 0.1 million shares of our common stock issuable upon exercise of outstanding warrants. If these registration rights, or similar registration rights that may apply to securities we may issue in the future, are exercised, it could result in additional sales of our common stock in the market, which may have an adverse effect on our stock price.

As of March 31, 2020, there were approximately 31,000 shares of our common stock which may be issued upon the exercise of outstanding stock options, and we anticipate that we will continue to issue stock option awards to our employees and consultants in the fiscal year ended December 31, 2020 and thereafter. If and when these options are exercised, such shares will be available for sale in the open market without further registration under the Securities Act. The existence of these outstanding options may negatively affect our ability to complete future equity financings at acceptable prices and on acceptable terms. The exercise of those options, and the prompt resale of shares of our common stock received, may also result in downward pressure on the price of our common stock.

In the absence of a significant strategic transaction, we will need to raise significant additional capital to finance the research, development and commercialization of AB201, Gencaro and our other product candidate. If future securities offerings occur, they would dilute our current stockholders’ equity interests and could reduce the market price of our common stock.

We do not expect to pay cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders. Investors seeking cash dividends should not invest in our common stock.

We have implemented anti-takeover provisions that could discourage, prevent or delay a takeover, even if the acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions:

•	establish a classified board of directors so that not all members of our board may be elected at one time;

•

authorize the issuance of up to approximately 5 million additional shares of preferred stock that could be issued by our board of directors to increase the number of outstanding shares and hinder a takeover attempt;

•	limit who may call a special meeting of stockholders;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at a stockholder meeting.

Specifically, our certificate of incorporation provides that all stockholder action must be effected at a duly called meeting and not by a written consent. The bylaws provide, however, that our stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least 50% of our outstanding common stock. These provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. We designed these provisions to reduce our vulnerability to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. These provisions, however, could also have the effect of discouraging others from making tender offers for our shares. As a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

We are permitted to issue shares of our preferred stock without stockholder approval upon such terms as our board of directors determines. Therefore, the rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of our preferred stock that may be issued in the future. In addition, the issuance of preferred stock could have a dilutive effect on the holdings of our current stockholders.

We are subject to the Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent a Delaware corporation from engaging in a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s stock unless:

•	the board of directors approved the transaction where the stockholder acquired 15% or more of the corporation’s stock;

•

after the transaction in which the stockholder acquired 15% or more of the corporation’s stock, the stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock that is not owned by the stockholder.

The provisions of our governing documents and current Delaware law may, collectively:

•	lengthen the time required for a person or entity to acquire control of us through a proxy contest for the election of a majority of our board of directors;

•	discourage bids for our common stock at a premium over market price; and

•	generally deter efforts to obtain control of us.

Additional Risks Related to this Offering

If you purchase our common stock in this offering, you may incur immediate dilution in the book value of your investment.

Since the offering price per share of our common stock is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As a result, investors purchasing shares of common stock or Pre-Funded Warrants in this offering will incur immediate dilution of approximately $2.97 per share of common stock, based upon the offering price of $9.00 per share of common stock, $8.999 per Pre-Funded Warrant (which equals the offering price per share of the common stock less the $0.001 per share exercise price of each such Pre-Funded Warrant) (and excluding shares of common stock issued or any resulting accounting associated with the Pre-Funded Warrants), and our net tangible book value as of March 31, 2020, after giving effect to this offering (and excluding shares of common stock issued and any proceeds received upon exercise of the Pre-Funded Warrants or any resulting accounting associated with the Pre-Funded Warrants). See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock or Pre-Funded Warrants this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of these warrants will be limited.

Holders of Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Future sales or the possibility of future sales of our common stock may depress the market price of our common stock.

Sales in the public market of substantial amounts of our common stock could depress prevailing market prices of our common stock. As of March 31, 2020, approximately 1.6 million shares of common stock were outstanding, and all of these shares are freely transferable without restriction or further registration under the Securities Act, except for shares held by our directors, officers and other affiliates and unregistered shares held by non-affiliates. The sale of these additional shares, or the perception that such sales may occur, could depress the market price of our common stock.

As of March 31, 2020, approximately 0.1 million shares of our common stock were issuable upon the exercise of outstanding warrants. Once a warrant is exercised, if the shares of our common stock issued upon the exercise of any such warrant are not available for sale in the open market without further registration under the Securities Act, then the holder can arrange for the resale of shares either by invoking any applicable registration rights, causing the shares to be registered under the Securities Act and thus freely transferable, or by relying on an exemption to the Securities Act. For instance, in July 2015, we filed a registration statement on Form S-3 which registered for resale an aggregate of 0.1 million shares of our common stock issuable upon exercise of outstanding warrants. If these registration rights, or similar registration rights that may apply to securities we may issue in the future, are exercised, it could result in additional sales of our common stock in the market, which may have an adverse effect on our stock price.

As of March 31, 2020, there were approximately 31,000 shares of our common stock which may be issued upon the exercise of outstanding stock options, and we anticipate that we will continue to issue stock option awards to our employees and consultants in the fiscal year ended December 31, 2020 and thereafter. If and when these options are exercised, such shares will be available for sale in the open market without further registration under the Securities Act. The existence of these outstanding options may negatively affect our ability to complete future equity financings at acceptable prices and on acceptable terms. The exercise of those options, and the prompt resale of shares of our common stock received, may also result in downward pressure on the price of our common stock.

In the absence of a significant strategic transaction, we will need to raise significant additional capital to finance the research, development and commercialization of AB201, Gencaro and our other product candidate. If future securities offerings occur, they would dilute our current stockholders’ equity interests and could reduce the market price of our common stock.

Terms of subsequent financings may adversely impact our stockholders.

To finance our future business plans and working capital needs, including to complete our planned clinical trial of AB201, we will have to raise funds through the issuance of equity or debt securities in addition to sales in this offering. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock and the warrants could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted and the value of the warrants could decline.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from the sale of the securities under this prospectus to initiate our planned clinical trial of AB201 and for working capital and general corporate purposes, including research and development expenses and general and administrative expenses. Additionally, we do not anticipate that the net proceeds from this offering will be sufficient to fund our planned clinical trial of AB201 to completion. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus supplement and accompanying prospectus or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and accompanying prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and accompanying prospectus or documents incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement and accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect.

These forward-looking statements include, but are not limited to, statements regarding:

•	the timing and results of any clinical trials, including the planned clinical trial of AB201 and PRECISION-AF, any potential future clinical trials, including in light of the COVID-19 pandemic;

•	our expectations regarding the potential impact of AB201, Gencaro, and future treatment options for patients with AF;

•	our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits and effectiveness of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our product candidates;

•	our ability to obtain sufficient or additional funding or enter into a strategic or other transaction;

•	the extent to which our issued and pending patents may protect our products and technology;

•	the potential of such product candidates to lead to the development of safe or effective therapies;

•	our ability to enter into collaborations;

•	our ability to maintain listing of our common stock on a national exchange;

•	our future operating expenses, our future losses, our future expenditures, and the sufficiency of our cash resources to maintain operations;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

•	anticipated trends and challenges in our potential markets; and

•	our ability to attract and retain key personnel.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section, or under similar heading, contained in this prospectus supplement, accompanying prospectus, the documents incorporated by reference and any related free writing prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS

We expect to receive approximately $5.4 million in net proceeds from the sale of 348,000 shares of common stock and Pre-Funded Warrants to purchase 325,500 shares of common stock offered by us in this offering, after deducting placement agent fees and estimated offering expenses payable by us, and excluding any proceeds we may receive upon exercise of the warrants.

We intend to use the net proceeds of the offering to develop AB201 as a COVID-19 therapeutic, including initiating the first planned clinical trial of AB201 and for working capital and general corporate purposes. We believe the amount raised in this offering will allow us to begin pre-trial preparations, such as clinical study drug, site selection, and contract research organization, or CRO, selection and to initiate patient enrollment. We may also use a portion of the remaining net proceeds and our existing cash and cash equivalents to in-license, acquire, or invest in complementary businesses, technologies, products or assets; however, we have no current commitments or obligations to do so.

Our expected use of proceeds from this offering described above represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the closing of this offering or the actual amounts that we will spend on the uses set forth above.

We do not anticipate that the net proceeds from this offering will be sufficient to fund the development of AB201 through regulatory approval. We do not know the estimated costs of the planned AB201 clinical development program. As a result, we may need to secure additional financing in order to initiate or continue patient enrollment the planned clinical trial of AB201, and we may have to raise additional capital in order to complete the planned clinical trial of AB201.

The amounts and timing of our actual expenditures will depend on numerous factors, including the time and cost necessary to conduct the planned clinical trial of AB201 and other factors described in the section titled “Risk Factors” in this prospectus, as well as the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

We intend to invest the net proceeds to us from the offering that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book value as of March 31, 2020 was approximately $6.3 million, or $3.96 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 348,000 shares of our common stock and the Pre-Funded Warrants to purchase 325,500 shares of our common stock at the offering price of $9.000 per share of common stock and $8.999 per Pre-Funded Warrant (which equals the offering price per share of the common stock less the $0.001 per share exercise price of each such Pre-Funded Warrant) (and excluding shares of common stock issued or any resulting accounting associated with the Pre-Funded Warrants), and after deducting placement agency fees and other estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants issued pursuant to this offering, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $11.7 million, or $6.03 per share. This represents a $2.07 increase in our net tangible book value, and immediate dilution of $2.97 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share of common stock		$9.00
Net tangible book value per share of as March 31, 2020	$3.96
Increase in net tangible book value per share attributable to the new investors	$2.07

As adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		$6.03

Dilution per share to investors purchasing our common stock and Pre-Funded Warrants in this offering		$2.97

The above discussion and table are based on 1,594,070 shares of our common stock outstanding as of March 31, 2020 and excludes:

•	30,890 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2020, at a weighted average exercise price of $80.46 per share;

•	133,401 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2020, at a weighted average exercise price of $109.80 per share;

•	36,697 shares of our common stock reserved for issuance under our equity incentive and non-employee director stock award plans as of March 31, 2020; and

•	325,500 shares of common stock underlying the Pre-Funded Warrants being offered hereby.

Assuming the Pre-Funded Warrants offered hereby were immediately cash exercised, this would result in an as adjusted net tangible book value per share of common stock of $5.17, after giving effect to the proceeds from such cash exercise, which represents a $1.21 increase in our net tangible book value per share of common stock, and immediate dilution of $3.83 per share to investors purchasing our common stock in this offering at the public offering price.

To the extent that options or warrants outstanding as of March 31, 2020 have been or may be exercised or other shares issued, investors purchasing our securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 348,000 shares of our common stock, at a purchase price of $9.000 per share and pre-funded warrants to purchase 325,500 shares of common stock, which we refer to as the Pre-Funded Warrants, at a purchase price of $8.999 per warrant.

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock,” starting on page 14 of the accompanying prospectus.

Pre-Funded Warrants

General

The term “pre-funded” refers to the fact that the purchase price of the Pre-Funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 9.99% of our outstanding common shares following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common shares which would result in such ownership of more than 9.99%, and receiving the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at a nominal price at a later date.

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the Pre-Funded Warrants.

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the investors. The form of Pre-Funded Warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Exercise price

Pre-Funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the Pre-Funded Warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant.

Exercise limitations

The Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%).

Term

The Pre-Funded Warrants expire on the date upon which the Pre-Funded Warrant is fully exercised.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned, in whole or in part, without our consent.

Exchange listing

There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

No rights as a stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

PLAN OF DISTRIBUTION

We engaged JonesTrading to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock and Pre-Funded Warrants offered by this prospectus supplement and the accompanying base prospectus. JonesTrading is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, JonesTrading and prospective investors. JonesTrading will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into the securities purchase agreement, as amended from time to time.

Delivery of the shares of common stock offered hereby is expected to take place on or about June 3, 2020, subject to satisfaction of certain conditions.

We have agreed to pay the placement agent (i) a total cash fee equal to 8.0% of the aggregate gross proceeds of this offering and (ii) a non-accountable expense allowance of $50,000.

We estimate the total expenses of this offering paid or payable by us will be approximately $167,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $5.4 million.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Other Relationships

From time to time, JonesTrading may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with JonesTrading for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ABIO”.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon by Cooley LLP, Broomfield, Colorado. Duane Morris LLP, New York, New York, is counsel for JonesTrading in connection with this offering.

EXPERTS

The financial statements of ARCA biopharma, Inc. as of December 31, 2019 and 2018, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and the need and uncertainty related to raising additional capital to fund its clinical development programs raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and accompanying prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement or accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and accompanying prospectus for a copy of such contract, agreement or other document. You should rely only on the information contained in this prospectus supplement, accompanying prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date on the front page of this prospectus supplement or the date on the front page of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or any sale of the securities offered by this prospectus supplement and accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including ARCA biopharma, at www.sec.gov.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.arcabio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus. Information in this prospectus supplement and accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and accompanying prospectus. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement and accompanying prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-22873):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020 ;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020;

•

our Current Reports on Form 8-K filed with the SEC on February  18, 2020, March  4, 2020, May  28, 2020, June 1, 2020, and June  3, 2020 (other than any portion of such current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary); and

•

the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on July 23, 1997, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including (i) those made after the date of the initial filing of the registration statement of which this prospectus supplement and accompanying prospectus is a part and prior to effectiveness of such registration statement, and (ii) those made after the date of this prospectus supplement until we file a post-effective amendment that indicates the termination of the offering of the securities covered by this prospectus supplement and accompanying prospectus, and will become a part of this from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ARCA biopharma, Inc., Attention: Secretary, 11080 CirclePoint Road, Suite 140, Westminster, Colorado 80020. Our phone number is (720) 940-2200. In addition, all of the documents incorporated by reference into this prospectus supplement and accompanying prospectus may be accessed via the Internet at our website: http://www.arcabio.com.

This prospectus supplement and accompanying prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus supplement and accompanying prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or its website.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus provides a general description of securities we may offer. Each time we offer and sell securities, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. The aggregate market value of our common stock held by non-affiliates, or the public float, is approximately $7.9 million, which was calculated based on 1,585,002 shares of our outstanding common stock held by non-affiliates as of May 6, 2020 at a price of $4.99 per share, which was the closing price of our common stock on The NASDAQ Capital Market, or the Exchange, on April 16, 2020. As of the date of this prospectus, we have sold approximately 495,257 shares of our common stock, for aggregate gross proceeds of approximately $4.2 million, pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our common stock is listed on The NASDAQ Capital Market under the trading symbol “ABIO.” On May 6, 2020, the last reported sale price of our common stock was $3.90 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN ANY FREE WRITING PROSPECTUS WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH A SPECIFIC OFFERING, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AS DESCRIBED ON PAGE 34.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 20, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings, up to an aggregate offering price of $75,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit or incorporated by reference to the registration statement of which this prospectus forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The terms “ARCA,” “the Company,” “we,” “us,” “our” and similar terms refer to ARCA biopharma, Inc.

Overview

We are a clinical-stage biopharmaceutical company applying a precision medicine approach to the development and commercialization of genetically targeted therapies for cardiovascular diseases. Precision medicine refers to the tailoring of medical treatment to the individual characteristics of patients, using genomic and other information that extends beyond general diagnostic categorization. We believe that when implemented correctly precision medicine can enhance therapeutic response, improve patient outcomes, and reduce healthcare costs.

Our lead product candidate, Gencaro™ (bucindolol hydrochloride), is a pharmacogenetically-targeted beta-adrenergic receptor antagonist with mild vasodilator properties that we are developing as a fourth-generation beta-blocker based on its pharmacogenetic targeting. We believe the pharmacology of Gencaro is unique and has the potential for enhanced efficacy in patients with a specific genetic characteristic for the beta-1 adrenergic receptor, termed the beta-1 389 arginine homozygous genotype. The beta-1 389 arginine homozygous genotype is present in approximately 50% of the North American and European general populations, and it can be detected by a genetic test currently performed in a centralized laboratory or in the future potentially at the point of care during a patient visit.

We are developing Gencaro to treat cardiovascular disease, focusing on atrial fibrillation, or AF, in patients with chronic heart failure, or HF. HF is a chronic condition in which the heart is unable to pump enough blood to meet the body’s needs. AF is a disruption of the heart’s normal rhythm or rate, which commonly occurs in patients with HF. In HF patients, the presence of AF leads to worsening symptoms, and increased risk of hospitalization and death. Current treatment options for AF in HF patients are limited, and can be invasive, costly and dangerous.

Gencaro was previously studied in the BEST trial, a Phase 3 HF mortality trial in 2,708 patients. The BEST trial included a DNA substudy of over 1,000 patients, which was used to evaluate the effect of genetic variations in cardiac adrenergic receptors on the response to Gencaro. Data from this substudy showed that patients with the beta-1 389 arginine homozygous genotype had substantial improvements in mortality, hospitalization and the prevention of arrhythmias. We believe that these genetically determined receptor variations, which are detectable using standard DNA testing technology, can serve as diagnostic markers for predicting enhanced therapeutic response to Gencaro.

Our current clinical development of Gencaro is focused on AF in HF patients who have a left ventricular ejection fraction, or LVEF, of 40% and higher and the specific genotype we believe responds best to Gencaro. There are currently no drug therapies approved to treat AF or HF in this population, which encompasses more than half of all HF in the United States and Europe. We believe that, if approved, there are additional indication expansion opportunities for Gencaro in other HF populations and cardiac arrhythmias, as well as the potential for new formulation developments to extend marketing exclusivity.

In May 2019, we published the results of our Phase 2B clinical trial that examined Gencaro for the prevention of AF in HF patients, in the Journal of the American College of Cardiology: Heart Failure. In this trial, known as GENETIC-AF, we compared Gencaro against TOPROL-XL (metoprolol succinate), a beta-blocker that is commonly prescribed for HF patients with AF. GENETIC-AF enrolled 267 HF patients with LVEF values ranging from 12% to 55% who had recently experienced AF and had the specific genotype we believe responds best to Gencaro. Our analysis of the results identified what we believe is a targeted patient population for Phase 3 development; one showing greater response to Gencaro compared to TOPROL-XL for multiple clinical assessments, including the primary endpoint of time to AF recurrence, maintenance of normal sinus rhythm, cumulative AF burden, and AF-related clinical interventions and complications.

In July 2019, we reached an agreement with the U.S. Food and Drug Administration, or FDA, known as a Special Protocol Assessment, or SPA, for the requirements of the Gencaro Phase 3 clinical trial. Based on the SPA agreement, our planned Phase 3 clinical trial, if successful at a statistical threshold of at least p ≤ 0.01, may support a New Drug Application, or NDA, for the marketing approval of Gencaro. PRECISION-AF, the clinical trial specified by the SPA, is anticipated to enroll approximately 400 HF patients with LVEF values ranging from 40% to 55% who have recently experienced AF and have the specific genotype we believe responds best to Gencaro. The clinical trial design is similar to GENETIC-AF, including the active comparator, TOPROL-XL, and the primary endpoint of time to AF recurrence during a 6-month follow-up period. Secondary objectives will examine other important endpoints, such as AF burden and AF treatment-related interventions. Subject to available financing, we plan to initiate enrollment of PRECISION-AF in the fourth quarter of 2020 and project that topline data will be available in approximately two and a half years from our initiation of patient enrollment. If the trial meets the criteria specified in the SPA, we plan to file for approval of Gencaro with the FDA, European Medicines Agency, and other regulatory authorities.

We believe that patients with HF and AF represent a major unmet medical need, and that this need is most pronounced in patients with LVEF values of 40% and above. This LVEF range constitutes more than half of all chronic HF in the United States and Europe, and there are currently no approved or guideline recommended therapies for these patients to treat either their AF or HF. AF is a very common complication in these patients, with estimates of AF incidence ranging from 40% to 60%. Beta-blockers approved for HF are commonly used off-label to treat AF and HF in these patients, but they are only moderately effective in preventing AF and none are approved for patients with LVEF ≥ 40%. Other anti-arrhythmic drugs approved for the treatment of AF have adverse side effects and in HF patients are either contraindicated or have label warnings for use due to an increased risk of mortality. Interventional procedures for AF, such as catheter ablation and electrical cardioversion, are invasive, expensive, and often temporary; typically requiring the continued use of beta blockers post-intervention to manage both AF and HF.

We believe that Gencaro, if approved, may be a safe and more effective therapy for the treatment of HF patients with AF. We believe there are several potentially important attributes that would differentiate Gencaro from existing therapies, including:

•	more effective rhythm control compared to the current standard of care;

•	reduction in the need for catheter ablation, electrical cardioversion, or toxic anti-arrhythmic drugs;

•	effective rate control with lower risk of treatment-limiting bradycardia;

•	foundational beta-blocker benefits for HF and unique evidence of efficacy in HF patients with AF; and

•	the only drug therapy approved for AF in HF patients with LVEF ≥ 40%.

We have exclusive development and commercial rights for Gencaro in all indications. We have an international patent portfolio for Gencaro in the United States, the European Union, or EU, and other major markets, as well as new chemical entity status, which we believe will give us a strong intellectual property position to approximately 2031 in the United States and approximately ten years from approval in the EU. Additional issued and pending patents have the potential for longer exclusivity in these and other markets. We have developed a laboratory platform to perform the genetic test that was approved by FDA for use in the Phase 2B clinical trial. We retain all rights to this test platform which we expect to use in future clinical trials, and which we believe could be used for commercialization.

To support the continued development of Gencaro, including the planned PRECISION-AF clinical trial, we will need additional financing to fund the Phase 3 clinical trial and our general and administrative costs through its projected completion. Considering the substantial time and costs associated with the development of Gencaro and the risk that we may be unable to raise a significant amount of capital on acceptable terms, we are also pursuing co-development and commercialization partnering opportunities with large pharmaceutical and/or specialty pharmaceutical companies and may pursue a strategic combination or other strategic transactions. If we are delayed in obtaining financing or are unable to complete a strategic transaction, we may discontinue our development activities on Gencaro or discontinue our operations.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” beginning on page 10, and under similar headings in any applicable prospectus supplement or any document incorporated by reference herein. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, some of our risks include:

•

We will need to raise substantial additional funds through public or private equity transactions and/or complete one or more strategic transactions, to continue development of Gencaro or any of our other product candidates. If we are unable to raise such financing or complete such a transaction, we may not be able to continue operations.

•

Our management, as of March 31, 2020 and December 31, 2019, and our independent registered public accounting firm, in their report on our financial statements as of and for the fiscal year ended December 31, 2019, have concluded that due to our need for additional capital, and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern.

•	If we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of Gencaro in a timely manner, we may not be able to continue our business operations.

•

Even though we obtained the FDA’s agreement on our SPA relating to our planned Phase 3 program for Gencaro, an SPA does not guarantee approval of Gencaro or any other particular outcome from regulatory review. Even if the PRECISION-AF clinical trial is conducted in accordance with the protocol, the SPA agreement does not guarantee approval of Gencaro or any other particular outcome from regulatory review.

•

If we are not able to maintain the requirements for listing on The NASDAQ Capital Market, we could be delisted, which could have a material adverse effect on our ability to raise additional funds as well as the price and liquidity of our common stock.

•	Our clinical trials for our product candidates may not yield results that will enable us to further develop our products and obtain regulatory approvals necessary to sell them.

•	If we encounter difficulties enrolling patients in any future clinical trials, our trials could be delayed or otherwise adversely affected.

•

Any future clinical trial for Gencaro will require the use of a third-party diagnostic services provider to administer a genetic test needed to identify the patient receptor genotypes of clinical trial participants, and as a result, we will be unable to directly control the timing, conduct and expense of the genetic test.

•

We will need to establish a collaborative arrangement with a third-party diagnostics services provider to obtain marketing clearance or approval of the companion genetic test. There is no guarantee that the FDA will grant timely clearance or approval of the genetic test, if at all, and failure to obtain such timely clearance or approval would adversely affect our ability to market Gencaro.

•

Our product candidates are subject to extensive regulation, which can be costly and time-consuming, and unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue.

•	If approved by the FDA, Gencaro will be entering a competitive marketplace and may not succeed.

Company Information

On January 27, 2009, we completed a business combination, or the Merger, between Nuvelo, Inc., or Nuvelo, a corporation originally incorporated in 1992, and its subsidiary, ARCA biopharma, Inc. Immediately following the Merger, we changed our name from Nuvelo, Inc. to ARCA biopharma, Inc. Our principal offices are located at 11080 CirclePoint Road, Suite 140, Westminster, Colorado 80020. Our telephone number is (720) 940-2200, and our website is http://www.arcabio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Each of ARCA, ARCA biopharma, Gencaro and Gencaro Test is a registered trademark of ARCA biopharma, Inc. Each of the other trademarks, trade names or service marks appearing in this prospectus belongs to its respective holder.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with an aggregate offering price of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, except on matters relating solely to terms of preferred stock. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption provisions applicable to our common stock. . The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock-Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority to designate up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock-Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in the section entitled “Risk Factors” contained in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendment or update thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K we may file. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. Please also read carefully the discussion below under the heading “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements about:

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the timing and results of any clinical trials, including PRECISION-AF, any potential future PRECISION-AF clinical trials, the potential for genetic variations to predict individual patient response to Gencaro, Gencaro’s potential to treat AF, future treatment options for patients with AF, the potential for Gencaro to be the first genetically-targeted atrial fibrillation prevention treatment, and the ability to fund PRECISION-AF;

•	our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits and effectiveness of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our product candidates;

•	our ability to obtain additional funding or enter into a strategic or other transaction;

•	the extent to which our issued and pending patents may protect our products and technology;

•	the potential of such product candidates to lead to the development of safe or effective therapies;

•	our ability to enter into collaborations;

•	our ability to maintain listing of our common stock on a national exchange;

•	our future operating expenses, our future losses, our future expenditures, and the sufficiency of our cash resources to maintain operations;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

•	anticipated trends and challenges in our potential markets; and

•	our ability to attract and retain key personnel.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of these terms or other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements reflect our current views with respect to future events, are based on assumptions and are subject to substantial risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, each incorporated by reference herein in its entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. If our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus and the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities under this prospectus, if any, for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own. We will set forth in the prospectus supplement applicable to a specific offering our intended use for the net proceeds received from the sale of any securities in that offering.

The amounts and timing of our use of the net proceeds from any offerings hereunder will depend on a number of factors, such as the timing and progress of our clinical trials and research and development efforts, the timing of regulatory approval of our product candidates, if any, the timing and progress of any partnering and collaboration efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from offerings hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to our amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

As of the date of this prospectus, our amended and restated certificate of incorporation, as amended, or the Restated Certificate, authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of May 6, 2020, 1,594,070 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary description of our capital stock is based on the provisions of our Restated Certificate, our second amended and restated bylaws, or the Bylaws, and applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the applicable provisions of our Restated Certificate, our Bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our Restated Certificate and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors; provided, however, holders of our common stock may not, unless otherwise required by law, vote on any amendment to our Restated Certificate that relates solely to the terms of one or more series of preferred stock that we may issue if the holders of such preferred stock are entitled to vote on such amendment. In all such matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, or represented by proxy at a meeting of the stockholders and entitled to vote generally on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, or represented by proxy at a meeting of the stockholders and entitled to vote generally on the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors to be elected at any particular time. See “Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents – Certificate of Incorporation and Bylaws – Classified Board” for a description of elections of members of our board of directors.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in any offering hereunder will be, upon our receipt of the purchase price for such shares, fully paid and nonassessable.

Preferred Stock

Pursuant to our Restated Certificate, our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption and repurchase, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. Because our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights, preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, upon our receipt of the purchase price for such shares, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

The Delaware General Corporation Law provides that the holders of any class or series of preferred stock will have the right to vote separately as a class on any proposed amendment to the Restated Certificate that would alter or change the powers, preferences or special rights of the holders of such class or series of preferred stock so as to affect them adversely. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a chance in control of us.

Outstanding Warrants

As of May 6, 2020, we had outstanding warrants to purchase 133,401 shares of our common stock, having an exercise price of $109.80 per share. Any of the outstanding warrants may be exercised by applying the value of a portion of the warrant, which is equal to the number of shares issuable under the warrant being exercised multiplied by the fair market value of the security receivable upon the exercise of the warrant, less the per share price, in lieu of payment of the exercise price per share.

These warrants, if unexercised, will expire on June 16, 2022.

Stock Options

As of May 6, 2020, there were 67,587 shares of common stock reserved for issuance under our equity incentive plans. Of this number, 30,890 shares were reserved for issuance upon exercise of outstanding options.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Certificate of Incorporation and Bylaws

Our Restated Certificate and Bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control. These provisions include:

Issuance of Undesignated Preferred Stock. Under our Restated Certificate, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Classified Board. Our Restated Certificate provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the board.

Board of Directors Vacancies. Our Restated Certificate and Bylaws authorize only our board of directors to fill vacant directorships, unless our board of directors determines by resolution that the stockholders shall fill such vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Stockholder Action; Special Meetings of Stockholders. Our Restated Certificate provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Under our Bylaws, stockholders are not permitted to cumulate their votes for the election of directors. Our Bylaws further provide that special meetings of the stockholders may be called by the chief executive officer, president, the board of directors, or by holders of common stock who hold, in the aggregate, not less than fifty percent (50%) of the outstanding shares of common stock for the purpose or purposes stated in the call of the meeting. These provisions may prevent stockholders from corporate actions as stockholders at times when they otherwise would like to do so.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at our annual meeting of stockholders.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits certain Delaware corporations from engaging, under certain circumstances, in a “business combination” with any “interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by a majority of the outstanding voting shares. We have not “opted out” of these provisions and do not plan to do so. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Potential Effects of Authorized but Unissued Stock

Our shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, payment as a dividend on the capital stock or as equity compensation to our service providers under our equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Also, if we issue additional shares of our authorized, but unissued, common stock, these issuances will dilute the voting power and distribution rights of our existing common stockholders.

Amendments to Governing Documents

Generally, the amendment of our Restated Certificate requires approval by our board of directors and a majority vote of stockholders, provided that the provisions of our Restated Certificate relating to (i) the requirement that all stockholder action be taken only at a duly called annual meeting or special meeting; (ii) the authority and power of the board of directors and the procedure required to amend our Bylaws; (iii) the percentage of the shares necessary to amend the Restated Certificate; (iv) the elimination of directors’ personal liability for monetary damages arising from their negligence and gross negligence; and (v) indemnification of directors, officers and other persons requires approval of our stockholders holding at least 66-2/3% of our capital stock then outstanding and entitled to vote. Any amendment to our Bylaws requires the approval of either a majority of our board of directors or approval of our stockholders holding at least 66-2/3% of our capital stock then outstanding and entitled to vote.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “ABIO.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock, and debt securities, and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock, or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates as exhibits to the registration statement of which this prospectus is a part. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read any applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in any applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of May 6, 2020, we had outstanding warrants to purchase 133,401 shares of our common stock, having an exercise price of $109.80 per share. Any of the outstanding warrants may be exercised by applying the value of a portion of the warrant, which is equal to the number of shares issuable under the warrant being exercised multiplied by the fair market value of the security receivable upon the exercise of the warrant, less the per share price, in lieu of payment of the exercise price per share.

These warrants, if unexercised, will expire on June 16, 2022.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	the performance of third party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The NASDAQ Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on The NASDAQ Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Broomfield, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we name in any applicable prospectus supplement.

EXPERTS

The financial statements of ARCA biopharma, Inc. as of December 31, 2019 and 2018, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations and needs to raise additional capital to fund its clinical development programs which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You should rely only on the information contained in this prospectus, any accompanying prospectus supplement or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front page of this prospectus and the date on the front page of the applicable accompanying prospectus supplement, as applicable, regardless of the time of delivery of this prospectus and any accompanying prospectus supplement or any sale of the securities offered by this and any accompanying prospectus supplement. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You can find additional information about the company at our website, http://www.arcabio.com. Information contained in or accessible through our website does not constitute a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No.000-22873):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020;

•	our Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2020;

•

our Current Reports on Form 8-K filed with the SEC on February  18, 2020 and March 4, 2020 (other than any portion of such current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary); and

•

the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on July 23, 1997, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including (i) documents filed after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and (ii) documents filed after the date of this prospectus until we file a post-effective amendment that indicates the termination of the offering of the securities covered by this prospectus, and will become a part of this from the date that such documents are filed with the SEC). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We will furnish without charge to you, on written or oral request, a copy of any or all of the reports or documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ARCA biopharma, Inc., Attention: Secretary, 11080 CirclePoint Road, Suite 140, Westminster, CO 80020; telephone: (720) 940-2200; investors@arcabio.com. The documents outlined above are also available on our website at https://arcabio.com/investors/sec-filings/. Our website, and the information contained on the website, is not incorporated into and are not part of this prospectus.

348,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 325,500 Shares of Common Stock

Prospectus Supplement

June 1, 2020